Exhibit 10.13

TRIPLE NET SPACE LEASE

(MULTI-TENANT)

Between

NORTH MARY OFFICE LLC,

a Delaware limited liability company,

as

LANDLORD

and

GOOD TECHNOLOGY, INC.,

a Delaware corporation,

as

TENANT

for

PREMISES

at

430 North Mary Avenue

Sunnyvale, California 94063

i

Exhibit 10.13

ii

Exhibit 10.13

iii

This Triple Net Space Lease (the “Lease”), dated as of the date first written in the Summary of Basic Lease Information set forth in Article I below (the “Summary”), is made by and between NORTH MARY OFFICE LLC, a Delaware limited liability company (“Landlord”) and GOOD TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

ARTICLE I

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
Date:	May 26, 2011

Premises: (Article II)

Premises:	An agreed upon 80,292 rentable square feet of space, comprising the entirety of the second (2nd) and third (3rd) floors of the Building, as further set forth in Exhibit A3.

Building:	That certain Building commonly known as 430 North Mary Avenue, Sunnyvale, California 94085, which consists of an agreed upon 116,586 rentable square feet, as identified in Exhibit A2.

Project:	That certain corporate campus situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 410-430 North Mary Avenue, consisting of, among other things, three (3) free standing office buildings, a parking structure, and the land on which such improvements and all related appurtenances are located, which consists of an agreed upon 349,758 rentable square feet, as set forth in Exhibit A2.

Lease Term: (Article III)	Ninety-two (92) full calendar months (the “Initial Term”).

Lease Commencement Date:	The earlier to occur of (i) November 1, 2011 (the “Anticipated Commencement Date”), or (ii) the date upon which Tenant first commences to conduct business in the Premises. (Subject to adjustment as provided for in Section 3.01)

Rent Commencement Date:	Eight (8) months after the Lease Commencement Date.

Expiration Date:	Ninety-two (92) full calendar months after the Lease Commencement Date, subject to extension in accordance with Section 3.02.

Option to Extend:	Tenant shall have one (1) option to extend the Lease Term (“Option to Extend”) for a period of sixty (60) months (the “Extended Term”) in accordance with Section 3.02. The Initial Term and the Extended Term are collectively referred to herein as the “Lease Term”.

Base Rent: (Section 4.01)

Lease Months	Annual Installment of Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Per Rentable Square Foot of the Premises
1 - 8	N/A	N/A	N/A
9* - 20	$2,167,884.00	$180,657.00	$2.25
21 - 32	$2,235,329.28	$186,277.44	$2.32
33 - 44	$2,302,774.56	$191,897.88	$2.39
45 - 56	$2,370,219.84	$197,518.32	$2.46
57 - 68	$2,437,665.12	$203,138.76	$2.53
69 - 80	$2,514,745.44	$209,562.12	$2.61
81 - 92	$2,591,825.76	$215,985.48	$2.69

*

The “Rent Commencement Date” shall be the date that is eight (8) months after the Lease Commencement Date. The eight (8) month period between the Lease Commencement Date and the Rent Commencement Date shall be determined from the day in the calendar month on which the Lease Commencement Date occurs to the corresponding day in the eighth (8th) month thereafter. If the Rent Commencement Date as so determined is not the first day of a calendar month, then (i) the ninth (9th) month of the Lease Term shall be an extended month and shall be deemed to include the portion of the calendar month in which the Rent Commencement Date occurs and the entire following full calendar month, such that the ninth (9th) month of the Initial Term shall end on the last day of the ninth (9th) full calendar month following the Lease

Commencement Date and the Expiration Date of the Initial Term shall occur on the last day of the 92nd full calendar month following the Lease Commencement Date, and (ii) the Monthly Installment of Base Rent for such ninth (9th) month of the Initial Term shall include Base Rent prorated for the partial calendar month in which in which the Rent Commencement Date occurs (such proration to be based on the actual number of days in such month and the number of days from the Rent Commencement Date to the last day of such month) as well as Base Rent for the following full calendar month which constitutes the balance of said ninth (9th) month of the Initial Term.

Tenant’s Building Share: (Section 4.05)	68.87%

Tenant’s Project Share: (Section 4.05)	22.96%

Letter of Credit: (Section 4.07)	$2,100,000, subject to adjustment in accordance with Section 4.07.

Permitted Use: (Article V)	General office use only, consistent with a first-class office building, including research and development of software and hardware.

Parking Spaces: (Section 2.03)	Tenant’s Project Share of the parking spaces serving the Project, as provided for in Section 2.03.

Broker(s): (Section 17.23)

Representing Landlord:	Cornish & Carey Commercial Newmark Knight Frank

Representing Tenant:	CRESA Partners

Tenant Improvement Allowance: (Exhibit C)	$20.00 per rentable square feet of space in the Premises (i.e., $1,605,840.00).

Tenant’ s Representative: (Exhibit C)	Manea Wilkins

Landlord’s Representative: (Exhibit C)	Mollie Ricker

Guarantor:	Visto Corporation, a Delaware corporation

ARTICLE II

PREMISES

Section 2.01 Demise of Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the Lease Term, at the rental, and upon all of the terms and conditions set forth herein, certain premises described in the Summary (“Premises”), which Premises comprise the entirety of the second (2nd) and third (3rd) floors of that certain building described in the

Summary (the “Building”) which is one of three free standing, office buildings (“Project Buildings”) on real property situated in the City of Sunnyvale, County of Santa Clara, State of California and commonly known as 410-430 North Mary Avenue. The Premises are located on a portion of that real property more particularly described in Exhibit Al, and are depicted in detail on Exhibit A3, each attached hereto. Landlord reserves the right to access and use the restrooms and janitor, telephone and electrical closets (as well as the space above any dropped ceilings) for cabling, wiring, pipes and other building system elements. The rentable square footage of the Premises, Building and other Project Buildings (the “Rentable Area”) has been agreed upon by the parties hereto to be those respective square footage amounts listed in Article I above. Tenant acknowledges the Rentable Area of the Premises includes an allocation of a portion of the Building Common Area, as more particularly defined in Section 2.02 below. The Premises, the Project Buildings, and appurtenances thereto that are described herein, including the Common Area (as defined below), and all other improvements situated within the office campus, together with the land, parking structure, and improvements are located, which are together designated as the “Project” for the purposes of this Lease.

Section 2.02 Common Area. During the Lease Term, Tenant shall have the nonexclusive right to access and use those portions of the Common Area which are provided, from time to time, for use in common by Landlord, Tenant and/or other tenants of the Project. Landlord reserves the right, in its sole discretion, to modify the Common Area (including, without limitation, increasing or reducing the size thereof, adding additional or removing structures, facilities or other improvements that are situated in the Common Areas, or changing the use, configuration and elements thereof), to designate certain areas for the exclusive use of Landlord and/or certain tenants of the Project, and to close or restrict access to certain portions of the Common Area from time to time for repair, maintenance or construction or to prevent a dedication thereof; provided that (i) Tenant nevertheless shall at all times have reasonable access to the Premises and to parking areas serving the Premises, and (ii) any such modifications, when completed, shall not unreasonably interfere with or restrict Tenant’s access to or possession or use of the Premises. Landlord further reserves the right to establish, repeal and amend from time to time rules and regulations for the use of the Common Area and to grant easements or other rights to use the Common Area to others; provided that no amendment to the rules and regulations shall unreasonably interfere with or restrict Tenant’s access to or possession or use of the Premises. The “Common Area” shall consist of (x) the “Project Common Area”, which includes all portions of the Project other than the Project Buildings, including landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), roadways within the Project, sprinkler systems, lighting, surface water drainage systems, and additional or different facilities as Landlord may from time to time designate or install or make available for the use by Tenant in common with others, and (y) the “Building Common Area”, which includes all ground floor lobbies, mechanical areas, stairwells, elevators and elevator shafts, pipe, cabling and wiring shafts, together with their enclosing walls, located in the Building, plus, to the extent not leased to an occupant, all ground floor entrances, elevator and other ground floor common corridors and ground floor hallways, ground floor restrooms, janitor closets, telephone closets, electric closets and other public or common areas located on the ground floor of the Building.

Section 2.03 Parking. Landlord shall provide Tenant, at no additional cost to Tenant (other than as an Operating Expense of the Project as provided for below), with the number of parking spaces (the “Parking Allotment”) derived by multiplying Tenant’s Project Share, as defined in Section 4.05(b), by the total number of parking spaces, from time to time, in the Project Common Area. The parties acknowledge that the parking spaces shall not be designated for Tenant’s use but shall instead be available to Tenant and Tenant’s customers on an unreserved, non-designated nonexclusive first come-first serve basis. The parking spaces may include a mixture of surface and structured parking for compact and full-size passenger automobiles, as determined by Landlord, in its sole discretion. Landlord shall have no liability for the use of any such parking spaces by anyone other than Tenant, Tenant’s Parties or Tenant’s visitors. In the event Landlord elects or is required by any law to limit or control parking at the Building, Project Buildings, or the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate, at no cost to Tenant, in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Except as otherwise expressly provided herein, all costs and expenses associated with parking areas serving the Project shall be included in Operating Expenses. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Project Common Area or on any portion of the Project. Tenant agrees to notify its employees and invitees of the parking provisions contained herein. If Tenant or its employees or invitees park any vehicle within the Project in violation of these provisions, then Landlord may, upon prior written notice to Tenant, give Tenant one (1) day to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Project. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areas. With respect to the parking spaces serving the Project, as of the date hereof, the parking ratio for the Project is approximately 3.19 spaces per 1,000 square feet of rentable area of the Project. Subject to any lower parking ratio that may be applicable as a consequence of any governmental law or regulation that may be in effect from time to time, Landlord agrees that during the Term, the parking ratio for the Project shall not be less than 3.00 spaces per 1,000 square feet of rentable area of the Project.

ARTICLE III

TERM

Section 3.01 Lease Term. The Lease Term shall commence on the date (the “Lease Commencement Date”) which is the Anticipated Commencement Date set forth in the Summary (or on such earlier date provided for in the Summary), provided Landlord shall have Substantially Completed (as such term is defined in the Work Letter attached as Exhibit C (the “Work Letter”)) the Tenant Improvements (as defined in the Work Letter) as of such date, subject to adjustment to the Anticipated Commencement Date for any Tenant Delays (as defined in the Work Letter). If Landlord has not Substantially Completed the Tenant Improvements on or prior to the Anticipated Commencement Date, for any reason other than Tenant Delays, the Lease Commencement Date shall be the date upon which Substantial Completion of the Tenant Improvements occurs. Notwithstanding anything to the contrary contained herein, Tenant’s sole and exclusive remedy for any failure of Landlord to deliver the Premises to Tenant on or prior to the Anticipated Commencement Date with the Tenant Improvements Substantially Completed shall be as follows: (i) if the Lease Commencement Date has not occurred within forty-five (45) days after the Anticipated Commencement Date (as such date may be extended by Tenant Delays or Force Majeure Delays) (the “Deadline”), then Tenant shall be entitled to one (1) additional day of free Base Rent and Additional Rent for each day after the Deadline until Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Complete; and (ii) if the Lease Commencement Date has not occurred within ninety (90) days after the Anticipated Commencement Date (as such date may be extended by Tenant Delays or Force Majeure Delays), then Tenant, at its option, may at any time thereafter elect to terminate this Lease without payment or penalty by giving written notice to Landlord of such election (a “Termination Election Notice”), and in such case, this Lease shall terminate and shall be of no further force and effect on the date that is ten (10) days after the date such Termination Election Notice has been given to Landlord, unless prior to the effective date of such termination Landlord delivers the Premises to Tenant with the Tenant Improvement Substantially Completed, in which case this Lease shall not terminate and shall remain in full force and effect. At any time following the Lease Commencement Date, Landlord may deliver to Tenant a Memorandum of Commencement of Lease Term substantially in the form attached hereto as Exhibit B as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within three (3) Business Days after receipt thereof; provided either party’s failure to request execution of, or to execute, the Commencement Date Memorandum shall not in any way modify or extend the Lease Commencement Date.

Section 3.02 Option to Extend.

(a) Exercise. The Option to Extend set forth in the Summary may be exercised by Tenant, if at all, only by delivery of irrevocable written notice (the “Option Notice”) to Landlord given not more than fifteen (15) months nor less than twelve (12) months prior to the end of the Initial Term (as set forth in the Summary); provided, however, if, as of the date of delivery of the Option Notice or any day thereafter on or before the last day of the Initial Term, Tenant (i) is in default under this Lease (beyond the expiration of any applicable notice and cure period provided under this Lease), (ii) has assigned this Lease to anyone other than an Affiliate (as defined in Section 11.02 below) or (iii) has sublet more than sixty percent (60%) of the Premises to anyone other than an Affiliate, or (iv) or Tenant’s Affiliate, is not then occupying sixty percent (60%) or more of the Premises, then, at the sole option of Landlord, the Option Notice shall be null and void, and this Lease shall expire on the last day of the Initial Term, if not sooner terminated in accordance with the terms hereof. Furthermore, it is understood and agreed that the Option to Extend contemplated in this Section 3.02 is personal to the originally named Tenant and any Affiliate (as hereinafter defined) and is not transferable.

(b) Extended Term Rent. In the event Tenant exercises the Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply during the Extended Term (including the requirement to maintain the Letter of Credit Security in effect during the Extended Term in an amount equal to the last two (2) months’ of Base Rent for the Extended Term), except that the Base Rent payable by Tenant during the Extended Term shall be equal to the greater of (i) the Base Rent due hereunder with respect to the last month of the Initial Term, and (ii) one hundred percent (100%) of Fair Market Rent (as defined below), as determined pursuant to Section 3.02(c) below. “Fair Market Rent” shall mean the effective rental rate, determined on a per rentable square foot basis, being charged (including periodic adjustments thereto as applicable during the period of the Extended Term, to the extent such adjustments are determined to be part of the Fair Market Rent) in transactions entered into within the twelve (12) month period immediately preceding the Negotiation Period (as defined in subsection (c) below), for comparable space in comparable locations and quality buildings taking into account the following: (i) location within Sunnyvale or Mountain View (excluding downtown Mountain View), (ii) age and quality of the space considering any recent renovations or modernization, (iii) floor plate size and layout, (iv) leasehold improvements or allowances provided or to be provided, (v) signage, (vi) lease term, (vii) extent of services and amenities to be provided, (viii) the time that the particular rate under consideration became or is to become effective, and (ix) any other relevant terms or conditions applicable to both new and renewing tenants. If such comparable space is not available, then adjustments shall be made in the determination of Fair Market Rent based on the aforementioned considerations.

(c) Determination of Fair Market Rent.

(i) Negotiation. If Tenant timely and properly exercises an Option to Extend, then Landlord shall notify Tenant of Landlord’s estimate of the Fair Market Rent for the Premises not less than six (6) months prior to the end of the Initial Term. Within ten (10) Business Days after receipt of such notice from Landlord, Tenant shall give Landlord written notice that it (i) agrees with Landlord’s estimate of the Fair Market Rent or (ii) disagrees with Landlord’s estimate of the Fair Market Rent. Tenant’s failure to give such notice within such ten (10) Business Day period shall constitute Tenant’s irrevocable agreement to Landlord’s estimate of the Fair Market Rent, and any Fair Market Rent agreed to or deemed agreed to by Tenant shall be payable by Tenant during the Extended Term. If Tenant gives Landlord timely written notice that it disagrees with Landlord’s estimate of Fair Market Rent for the Premises, then the parties shall meet and endeavor to agree within ten (10) Business Days after Landlord receives Tenant’s notice described in the immediately preceding sentence (the “FMR Negotiation Period”). If the parties cannot agree upon the Fair Market Rent within the FMR Negotiation Period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure.

(ii) Arbitration. In the event that the parties are unable to agree on the Fair Market Rent for the Premises pursuant to the procedures set forth above, then within ten (10) Business Days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing and engage an appraiser to make this determination. Each appraiser designated shall be a member of the Appraisal Institute and shall have at least ten (10) years experience in appraising commercial real property in the Sunnyvale and/or Mountain View submarkets. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) Business Days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser who shall not have been retained by Landlord or Tenant or any of their Affiliates within the last three (3) years. Within thirty (30) days after their appointment, each of the two appraisers appointed by the parties shall submit to the third appraiser a sealed envelope containing such appointed appraiser’s good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers’ determinations most closely reflects Fair Market Rent. The determination selected by the third appraiser shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraisers selected by the parties, but must select one or the other of such appraisers’ submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto in writing. Each party shall be solely responsible to pay the fees and costs of the appraiser that it appointed and the parties shall share the fees and costs of the third appraiser equally. If the Extended Term begins prior to the determination of Fair Market Rent, Tenant shall pay monthly installments of Base Rent equal to one hundred three percent (103%) of the monthly installment of Base Rent in effect for the last year of the Initial Term. Once a determination is made, any over payment or under payment of Base Rent by Tenant shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

ARTICLE IV

RENT; TRIPLE NET LEASE

Section 4.01 Base Rent. Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior notice or demand, base rent (“Base Rent”) as set forth in the Summary, which shall be payable in monthly installments, in advance, on or before the first day of each calendar month of the Lease Term from and after the Rent Commencement Date. For purposes hereof, “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth (12th) full calendar month after the Lease Commencement Date, and the second and each succeeding Lease Year shall commence on the first day of the next calendar month. In the event that any month in any Lease Year is less than a full calendar month, the Base Rent and Additional Rent for such month shall be multiplied by a fraction, the numerator of which shall be the number of days in such month during the Lease Term and the denominator of which shall be number of days in such calendar month.

Section 4.02 First Payment of Rent. Tenant shall pay to Landlord upon Tenant’s execution of this Lease (i) Base Rent for the ninth (9th) month following the Lease Commencement Date, together with (ii) Landlord’s estimate of Additional Rent due hereunder for the first full calendar month of the Lease Term (collectively, “Tenant’s First Rent Payment”). In the event that the Lease Commencement Date occurs on a day other than the first day of a calendar month and, therefore, the Rent Commencement Date will occur on a day other than the first day of a calendar month, within five (5) days after the occurrence of the Lease Commencement Date, Tenant shall pay to Landlord the Base Rent owing for the partial month in which the Rent Commencement Date will occur, as provided for in the Summary.

Section 4.03 Absolute Triple Net Lease. This Lease is what is commonly called an “Absolute Triple Net Lease,” it being understood that Landlord shall receive the Base Rent set forth in Section 4.01 free and clear of, and in addition to, any and all expenses, costs, impositions, taxes, assessments, liens or charges which are recoverable by Landlord pursuant to this Article IV or as elsewhere provided for in this Lease. Tenant shall pay all Rent in lawful money of the United States of America to Landlord at the notice address stated herein or to such other persons or at such other places as Landlord may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Tenant and that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable under this Lease, except as herein expressly provided in Article VIII and Article XIII hereof. Any present or future law to the contrary shall not alter this agreement of the parties.

Section 4.04 Additional Rent. In addition to the Base Rent reserved by Section 4.01, and notwithstanding that the payment of Base Rent does not commence until the Rent Commencement Date, commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay: (i) in respect of the Premises and the Building Common Area, (a) Tenant’s Building Share of Operating Expenses; (b) Tenant’s Building Share of Insurance Expenses; (c) Tenant’s Building Share of Real Property Taxes; and (d) a management fee (the “Management Fee”), payable on a monthly basis, in advance, at the same time and in the same manner applicable to monthly installments of Base Rent, in an amount equal to three percent (3%) of the then applicable monthly installment of Base Rent (for purposes of computing the Management Fee pursuant to this Section 4.01, the Base Rent due for each of the first eight (8) months of the Lease Term shall be deemed to be $180,657.00 per month); and (ii) with respect to the Project Common Area, (a) Tenant’s Project Share of Operating Expenses, (b) Tenant’s Project Share of Insurance Expenses, and (c) Tenant’s Project Share of Real Property Taxes. As used herein, the term “Tenant’s Share” shall mean Tenant’s Building Share or Tenant’s Project Share (as defined below), as applicable. All of the foregoing payments of Operating Expenses, Insurance Expenses, Real Property Taxes, and the Management Fee, together with any and all other amounts (other than Base Rent), whether or not contemplated, payable by Tenant pursuant to the terms of this Lease are referred to herein, collectively, as “Additional Rent,” and Base Rent and Additional Rent are referred to herein, collectively, as “Rent.”

Notwithstanding anything to the contrary herein, Landlord may elect, at its sole and absolute discretion, instead of charging Tenant the Tenant’s Share of certain Operating Expenses, Insurance Expenses and or Property Taxes, to charge to Tenant as Additional Rent one hundred percent (100%) of such expenses to the extent such expenses are incurred solely in connection with Tenant’s occupancy or use of the Premises, including, without limitation, the cost of separately metered utilities servicing the Premises or taxes or special assessments related solely to Tenant’s occupancy or use of the Premises.

Section 4.05 Operating Expenses; Insurance Expenses; Real Property Taxes.

(a) Definitions.

“Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues (whether obligated to do so or undertaken at Landlord’s discretion) during any calendar year during the Lease Term because of or in connection with the ownership, operation, management, maintenance, security, repair, replacement and restoration of the Project, the Building, or any portion thereof, other than Insurance Expenses and Real Property Taxes. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: costs and expenses of cleaning, lighting, maintaining, repairing and replacing all Project Common Area improvements and elements (including, without limitation, light poles and fixtures, storm and sanitary sewers, parking lots, driveways and roads) and all Building Common Area improvements and elements (including, without limitation, elevators, stairways, floors, exterior and interior walls, roof, roof membrane and other elements of the Building which are the responsibility of Landlord to maintain, repair and replace under this Lease); costs of snow removal; costs of parking lot striping; costs of removal of trash, rubbish, garbage and other refuse; costs of painting of exterior and interior walls; costs of removal of graffiti; costs of landscaping; costs of providing security systems and personnel to the extent Landlord determines in its sole discretion to do so; third party property management costs (excluding, however, any third party property management fee); fire protection and fire hydrant charges (including fire protection system signaling devices now or hereafter required, and the costs of maintaining of same); water and sewer charges; utility charges; license and permit fees necessary to operate and maintain the Building and the Project; costs of supplies, tools and materials used in the operation and maintenance of the Building, the Project and the Common Area; the cost (or the reasonable depreciation of the cost) of equipment used in the operation and maintenance of the Building, the Project and the Common Area (which shall be expensed or amortized, respectively, by Landlord in its good faith discretion using commercial real estate management principles, consistently applied) and rent paid for leasing any such equipment; reasonable cost of on-site or off-site space for the storage of any and all items used in conjunction with the operation, management, maintenance and repair of the Project (including, without limitation, tools, machinery, records, decorations, tables, benches, supplies and meters); the cost of making all improvements which are intended to reduce Operating Expenses or to increase public safety, or which may be then required by governmental authority, laws, statutes, ordinances and/or regulations; the cost of all licenses, certificates, permits and inspections; the cost of contesting any governmental enactments which may affect Operating Expenses; costs incurred to comply with any transportation demand management program, any present or anticipated conservation program or any other governmental program; payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building or the Project; costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Real Property Taxes hereunder; total compensation and benefits (including premiums for workers’ compensation and other insurance, except to the extent such premiums are included in Insurance Expenses) paid to or on behalf of Landlord’s employees, agents, consultants and contractors.

In determining the amount of Operating Expenses for any year, if less than ninety-five percent (95%) of the Rentable Area of the Building or the Project is occupied by tenants at any time during any such year, Operating Expenses shall be determined for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout the year.

Notwithstanding anything to the contrary in this agreement, Landlord shall amortize the amount of any capital expenditure over the useful life of the capital improvement in connection with which such expense was incurred, in which event the amount includible in Operating Expenses chargeable to Tenant each month shall be limited to the monthly amortized cost thereof. The determination of what constitutes a capital expenditure and the useful life applicable thereto shall be made by Landlord in its good faith discretion using accounting practices commonly utilized in the commercial real estate industry (including, but not limited to, GAAP); provided, however, that the useful life of any capital improvement shall at no times be greater than ten (10) years.

Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include (and Tenant shall have no liability for) any of the following:

(i) any payments under a ground lease or master lease relating to the Project;

(ii) costs incurred by Landlord for the repair of damage to or destruction of the Project above and beyond the deductible portion of Landlord’s property or earthquake insurance policy;

(iii) the cost of any item actually reimbursed by insurance or condemnation proceeds;

(iv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements (or other improvements) made for tenants (not including Tenant) or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants (not including Tenant) or other occupants of the Project;

(v) depreciation and amortization, except as is otherwise provided for in this Lease;

(vi) marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(vii) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space or occupancy agreement in the Project;

(viii) costs and the overhead and profit increment paid to Landlord, Landlord’s partners, or affiliates of Landlord or its partners, for goods and/or services in the Project to the extent the same exceeds the costs or the overhead and profit increment, as the case may be, of such goods and/or services rendered by unaffiliated third parties on a competitive basis in comparable properties;

(ix) interest, principal, attorneys’ fees, costs of environmental investigations or reports, points, fees and other lender costs and closing costs on debts or amortization on any mortgage, deed of trust or any other debt instrument encumbering the Project or any part thereof or on any unsecured debt;

(x) Landlord’s general corporate overhead and general and administrative expenses, including costs relating to accounting, payroll, legal and computer services, unless those costs are prorated over Landlord’s various properties;

(xi) wages and benefits of any employees who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Premises as opposed to time spent on matters unrelated to operating and managing the Project.

(xii) salaries of officers, executives, other employees or relatives of Landlord, or of Landlord’s partners, or of affiliates of Landlord or its partners, other than any personnel engaged exclusively in the management, operation, maintenance, and repair of the Project (but not leasing or marketing) or, to the extent such individuals perform work for various properties, to the extent their salaries are prorated and billed accordingly to the various properties for which they perform such services; provided Operating Expenses shall in no event include salaries of individuals who hold a position which is generally considered to be higher in rank than the position of the manager of the Project or the chief engineer of the Project;

(xiii) all items and services for which Tenant or any other tenant in the Project reimburses Landlord (other than through Tenant’s Share of Operating Expenses or any other tenant’s share of Operating Expenses);

(xiv) advertising and promotional expenditures, including but not limited to tenant newsletters and Project promotional gifts, events or parties for existing or future occupants, and the costs of signs in or on the Project identifying the owner of the Project or other tenants’ signs and any costs related to the celebration or acknowledgment of holidays;

(xv) the cost of electric power, or other utility costs, for which any tenant directly contracts with and pays the local public service company;

(xvi) costs, penalties, fines, awards and/or interest incurred as a result of Landlord’s failure to make payments and/or to file any income tax, other tax or informational returns when due, unless such failure is based on Tenant’s failure to make payments of Tenant’s Share of such amounts to Landlord as and when due pursuant to the terms of this Lease;

(xvii) costs which are reimbursed under any contractor, manufacturer or supplier warranty;

(xviii) costs arising from Landlord’s charitable or political contributions;

(xix) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord (other than such costs associated with a dispute between Landlord and Tenant);

(xx) costs, including but not limited to attorneys’ fees, associated with the operation of the business of the partnership or entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Project, including all accounting- and tax-related costs associated with the Project), including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project or any part thereof, costs of any disputes between Landlord and its employees, disputes of Landlord with Project management or personnel, or outside fees paid in connection with disputes with other tenants;

(xxi) costs incurred in removing and storing the property of former tenants or occupants of the Project;

(xxii) the cost of any work or services performed for any tenant (including Tenant) at such tenant’s sole cost;

(xxiii) the cost of any parties, ceremonies or other events for tenants or third parties which are not tenants of the Project, whether conducted in the Project or in any other location;

(xxiv) reserves for bad debts;

(xxv) costs incurred by Landlord in connection with rooftop communications equipment of other persons, tenants or occupants on the Project;

(xxvi) costs relating to any management office for the Project, including without limitation rent;

(xxvii) “takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project;

(xxviii) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations;

(xxix) any costs associated with the purchase or rental of furniture, fixtures or equipment solely for the use of management, security, engineering, or other personnel associated with the Project;

(xxx) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Project;

(xxxi) costs for artwork at the Project (other than costs for the cleaning and maintenance of any sculptures at the Project), and the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates;

(xxxii) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any contract or agreement relating to the Project or any part thereof, unless such violation is caused by Tenant;

(xxxiii) any costs recovered by Landlord to the extent such cost recovery results in Landlord recovering more than 100% of Operating Expenses for any Lease Year of the Lease Term with respect to the Building or the Project, as applicable;

(xxxiv) costs for which Landlord has been reimbursed or receives a credit, refund or discount, provided if Landlord receives the same in connection with any costs or expenditures previously included in Operating Expenses for any year of the Lease Term, Landlord shall credit Tenant the amount of such reimbursement or credit against Additional Rent next falling due;

(xxxv) any property management fees (provided, however, that Tenant acknowledges that the Management Fee described in Section 4.04 above is payable by Tenant in addition to the Operating Expenses specified hereinabove);

(xxxvi) any brokerage commissions, transfer taxes, escrow or recording fees or attorneys fees incurred in connection with the leasing or sale of the Project or Building;

(xxxvii) reserves of any kind;

(xxxviii) repairs and improvements, including, without limitation, remediation costs with respect to Hazardous Materials, required to cure violations of laws, rules or regulations in existence and as interpreted prior to the date hereof; or

(xxxix) costs incurred by Landlord for new construction for the purpose of remodeling, reconfiguring or expanding the Project, as opposed to costs of maintenance and repair of the Project (including capital costs to the extent provided for herein).

“Insurance Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any calendar year during the Lease Term because of or with respect to insurance carried by Landlord in connection with the

Building or the Project, including, without limitation, all insurance described in Section 7.01 and Section 7.03 below.

“Real Property Taxes” shall mean, except as otherwise set forth in Section 9.01 of this Lease, real property taxes, including, without limitation, any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition imposed, assessed or levied on or with respect to the Premises or the Project or any part thereof, or any legal or equitable interest of Landlord therein, by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including, without limitation, any improvement district or any community facilities district, as well as any government or private cost sharing agreement assessments made for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies and any tax, fee, charge, imposition or excise described in Section 9.01(b) below less any credit, rebate or reimbursement for any of the foregoing. Notwithstanding anything to the contrary contained herein, “Real Property Taxes” shall not include: (i) any net income taxes, franchise taxes, gift taxes, documentary transfer or conveyance taxes or any succession, estate or inheritance taxes of Landlord; or (ii) any penalties, interest, or other charges imposed as a result of Landlord’s late payment or non-payment of any Real Property Taxes.

(b) Tenant’s Building Share and Tenant’s Project Share. “Tenant’s Building Share” shall mean the percentage derived by the quotient of the Rentable Area of the Premises divided by the Rentable Area of the Building, which Landlord and Tenant acknowledge and agree shall be the percentage set forth in the Summary. “Tenant’s Project Share” shall mean the percentage derived by the quotient of the Rentable Area of the Premises divided by the Rentable Area of the Project, which Landlord and Tenant acknowledge and agree shall be the percentage set forth in the Summary. Notwithstanding the foregoing, Tenant’s Building Share and Tenant’s Project Share shall be subject to increase or reduction (in an amount Landlord shall, in good faith, determine), based upon any increase or reduction in the Rentable Area of the Building and/or the Project.

(c) Payment. Commencing on the Lease Commencement Date, and continuing through the Lease Term, Tenant shall pay, on or before the first day of each calendar month, monthly installments of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes in amounts set forth in a written estimate by Landlord (“Landlord’s Estimate”). Landlord shall have the right to revise its estimate from time to time during a particular calendar year, in which event, commencing with Tenant’s next installment of Base Rent due after Tenant’s receipt of such revised estimate, provided Landlord shall have given Tenant at least fifteen (15) days notice of such revised estimate, Tenant thereafter shall pay such amounts set forth in such revised estimate (which may include an additional monthly amount based upon any shortfall in Landlord’s previous estimate; provided, however, that Landlord reserves the right to bill Tenant for the entire then current amount of such shortfall at the time that Landlord delivers such revised estimate, in which case such billing shall be due and payable with Tenant’s next installment of Base Rent after Tenant’s receipt of Landlord’s revised estimate). Landlord shall endeavor to furnish to Tenant a statement (hereinafter referred to as “Landlord’s Statement”), within ninety (90) days after the end of each calendar year, which shall set forth the actual amounts of Operating Expenses, Insurance Expenses and Real Property Taxes for such preceding calendar year and Tenant’s Share of each of the foregoing. In the event that the actual amounts of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes for such preceding calendar year, in the aggregate, exceed the estimated amounts paid by Tenant with respect thereto during such preceding calendar year, then Tenant shall pay to Landlord, as Additional Rent, the entire amount of such excess within thirty (30) days after receipt of Landlord’s Statement. In the event that the actual amounts of Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Property Taxes for such preceding calendar year, in the aggregate, are less than the estimated amounts paid by Tenant with respect thereto during such preceding calendar year, then Landlord shall apply such difference as a credit to Additional Rent next falling due (or if the Lease Term has expired or terminated and there remains no money due to Landlord, then Landlord shall promptly remit to Tenant the amount of such difference) together with delivery of the Landlord’s Statement. Tenant’s Share of Operating Expenses, Tenant’s Share of Insurance Expenses and Tenant’s Share of Real Estate Taxes for the ensuing estimation period shall be adjusted upward or downward based upon Landlord’s Statement. If any Operating Expenses or Insurance Expenses charged to Landlord shall cover any period prior to the Lease Commencement Date or after the Expiration Date, then Tenant’s Share of such Operating Expenses and Insurance Expenses shall be prorated on a day-for-day basis.

To the extent any item of Operating Expenses, Real Estate Taxes or Insurance Expenses is payable by Landlord in advance of the period to which it is applicable due to, for example, (i) a requirement by Landlord’s lender for an escrow account (e.g., insurance and tax escrows), or (ii) because prepayment to the third party billing authority is customary for the service or matter (e.g., insurance or taxes), Landlord may (a) include such items in Landlord’s Estimate for periods prior to the date such item is to be paid by Landlord, and (b) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a following Landlord’s Estimate. In addition, with respect to any item of Operating Expenses, Real Estate Taxes or Insurance Expenses that is payable in a lump-sum on an annual, semi-annual or other periodic (non-monthly) basis (e.g., insurance and taxes), Landlord may elect to bill Tenant for Tenant’s Share of such expense on a lump-sum basis not more than sixty (60) days prior to the date that Landlord’s payment of such expense is due, in which case such billing shall be due and payable by Tenant on or before the later of (i) thirty (30) days prior to the date that Landlord’s payment of such expense is due, or (ii) Tenant’s next installment of Base Rent after Tenant’s receipt of such billing from Landlord, but in no event sooner than thirty (30) after receipt of such billing from Landlord.

Notwithstanding anything set forth herein to the contrary, with respect to any supplemental or adjusted bill for Real Estate Taxes that relates to a period for which a Landlord’s Statement has been delivered, but which supplemental or adjusted bill is issued after the delivery of such Landlord’s Statement, Tenant shall be liable for Tenant’s Share of the Real Estate Taxes included in any such supplemental or adjusted bill for Real Estate Taxes to the extent that the period covered by such supplemental or adjusted bill falls within the Lease Term; and in such case, Landlord may elect to include the amount of such supplemental or adjusted

Real Estate Taxes in Landlord’s Estimate for the then current calendar year or to bill Tenant for Tenant’s Share of such supplemental or adjusted Real Estate Taxes, in which case such billing shall be due and payable by Tenant on or before the later of (i) thirty (30) days prior to the date that Landlord’s payment of such supplemental or adjusted Real Estate Taxes is due, or (ii) Tenant’s next installment of Base Rent after Tenant’s receipt of such billing from Landlord, but in no event sooner than thirty (30) after receipt of such billing from Landlord. Tenant shall have no obligation to pay any Operating Expense or Insurance Expense for any Lease Year that has not been billed to Tenant within one (1) year after the end of the applicable Lease Year.

Section 4.06 Tenant’s Right to Review Supporting Data.

(a) Exercise of Right by Tenant. Provided that Tenant is not in default under this Lease, and provided further that Tenant strictly complies with the provisions of this Section 4.06, Tenant shall have the right to reasonably review supporting data for any portion of a Landlord’s Statement for any Lease Year that Tenant claims is incorrect. In order for Tenant to exercise its right under this Section 4.06, Tenant shall, within sixty (60) days after Landlord’s Statement for such Lease Year is delivered to Tenant, deliver a written notice to Landlord specifying the portions of such Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in such Landlord’s Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease, including, without limitation, Tenant’s obligation to make all Base Rent payments and all payments of Additional Rent pending the completion of, and regardless of the results of, any review under this Section 4.06. The right to review granted to Tenant under this Section 4.06 may only be exercised once for any Landlord’s Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.06 for a particular Landlord’s Statement shall be deemed waived.

(b) Procedures for Review. Tenant agrees that any review of supporting data under this Section shall occur at such location within the State of California at which Landlord’s records for the Building and the Project are then located. Any review to be conducted under this Section shall be conducted by a firm of certified public accountants of reputable regional or national standing on a non-contingency fee basis and shall be undertaken and completed within sixty (60) days after Tenant’s notice to Landlord given pursuant to Section 4.06. Landlord and Landlord’s agents and employees shall cooperate in good faith with such review. Tenant acknowledges and agrees that any supporting data reviewed under this Section 4.06 shall constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the management of Tenant who receive the results of the review and any attorneys that Tenant may engage with respect to the review, provided that Tenant shall be responsible for ensuring that those employees and attorneys similarly maintain the confidentiality of such information. Except (i) to the extent required by law, (ii) in connection with any legal proceeding concerning this Lease, or (iii) to the extent such information or results are otherwise publicly available, the disclosure of such information or results of the review to any other person shall constitute a material breach of this Lease.

(c) Resolution of Disputes Regarding Operating Expenses, Insurance Expenses and Real Property Taxes. Provided Tenant has complied with the provisions of this Section 4.06, if Tenant believes the results of the review of supporting data described in Section 4.06(b) above have revealed Landlord’s calculation of the disputed portion of Landlord’s Statement to be in error, Tenant shall have thirty (30) days following the completion of such review to notify Landlord of same in writing. The alleged error(s) shall be described in reasonable detail in Tenant’s notice, which shall be accompanied by all information supporting Tenant’s allegations. Within the fifteen (15) Business Days following notice of the dispute to Landlord (the “Negotiation Period”), the parties hereto may agree to correct such error(s) or a dispute between the parties may persist. If the dispute persists at the expiration of the Negotiation Period, Tenant’s sole and exclusive remedy for resolving such dispute shall be to submit such dispute to binding arbitration, which arbitration shall be conducted in front of one (1) arbitrator at the office of JAMS in San Francisco, California and pursuant to JAMS’s Streamlined Arbitration Rules and Procedures. The arbitrator shall be an attorney or accountant with at least fifteen (15) years’ experience in or servicing the commercial real estate industry. The arbitrator’s powers shall be limited to resolving the dispute and awarding costs (including reasonable attorneys’ fees) to the prevailing party.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ABOVE PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

Initials: Tenant DR Landlord EK

(d) Effect of Tenant’s Default. In the event that Tenant becomes in default of its obligations under this Lease at any time during the pendency of a review of records under this Section, said right to review shall immediately cease until such default is cured.

(e) Cost of Review. Any audit by Tenant pursuant to this Section shall be at the sole expense of Tenant; provided, however, that if the final results of such audit or arbitration, if relevant, shall reveal that Landlord overstated Tenant’s Share of Operating Expenses, Insurance Expenses, or Tax Expenses for the applicable Lease Year by more than five percent (5%) of the Operating Expenses originally reported in the relevant Landlord’s Statement, then Landlord shall pay all costs and expenses of Tenant’s audit; provided, further, that if such audit or arbitration, if relevant, shall reveal that Landlord did not overstate Tenant’s Share of Operating Expenses for the applicable Lease Year by five percent (5%) or more of the Operating Expenses originally reported in the relevant Landlord’s Statement, then Tenant shall pay all of Landlord’s actual out-of-pocket costs associated with compliance with Tenant’s audit request.

Section 4.07 Letter of Credit.

(a) Deposit of Letter of Credit Security. Tenant shall deliver to Landlord upon the execution of this Lease an unconditional, irrevocable letter of credit (“Letter of Credit”) on a form acceptable to Landlord and, if required, Landlord’s lender(s), each in their respective sole and absolute discretion, and in favor of Beneficiary, defined below, in the amount set forth in the Summary (the “Letter of Credit Security”). “Beneficiary” refers to either: (x) Landlord as beneficiary, or (y) if required by Landlord’s lender(s), Landlord and Landlord’s lender(s) as co-beneficiaries under the Letter of Credit Security. The Letter of Credit Security shall: (i) be issued by a commercial money center bank reasonably satisfactory to Landlord with retail branches in Santa Clara County or San Mateo County, California (the “Issuer”) (Landlord hereby agrees that, as of the date hereof, Silicon Valley Bank is acceptable to Landlord as an Issuer); (ii) be a standby, at-sight, irrevocable letter of credit; (iii) be payable to Beneficiary on the day of or next business day following presentment to Issuer; (iv) permit multiple, partial draws; (v) provide that any draw on the Letter of Credit Security shall be made upon receipt by the Issuer of a sight draft accompanied by a letter from Landlord stating that Landlord is entitled to draw on the Letter of Credit Security in the amount of such draw pursuant to the provisions of this Lease; (vi) provide for automatic annual extensions, without amendment (so-called “evergreen” provision) with a final expiry date no sooner than ninety (90) days after the end of the Lease Term; (vii) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (2006 revisions) International Chamber of Commerce Publication 600; (viii) be cancelable if, and only if, Issuer delivers to Beneficiary no less than sixty (60) days advance written notice of Issuer’s intent to cancel; and (ix) be fully transferable by Landlord. Tenant shall pay all costs, expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit Security. Tenant shall have the right to substitute a new Letter of Credit in place of any existing Letter of Credit then held by Landlord hereunder so long as such new Letter of Credit satisfies the foregoing requirements at any time during the Lease Term and, in particular, in the event of an assignment of the Lease as authorized in Article XI.

(b) Landlord’s Right to Draw on Letter of Credit Security. The Letter of Credit Security shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions this Lease applicable to Tenant. Landlord shall have the immediate right to draw upon the Letter of Credit Security, in whole or in part and without prior notice to Tenant, other than as required under this Lease or by Law, at any time and from time to time: (i) if a default occurs under this Lease which remains uncured after any applicable notice and cure period, or (ii) Tenant either files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Tenant by an entity or entities other than Landlord, under 11 U.S.C. §101 et seq., or Tenant executes an assignment for the benefit of creditors, or (iii) Tenant fails to extend the Letter of Credit Security for a period of at least one (1) year or deliver a replacement Letter of Credit Security, in either case not later than thirty (30) days prior to the then current expiration date of the Letter of Credit Security; provided, however, that in the case of any default by Tenant with respect to which the amount due to or recoverable by Landlord is a specific or liquidated amount, Landlord may only draw upon the Letter of Credit Security in an amount up to such specific or liquidated amount. No condition or term of this Lease shall be deemed to render the Letter of Credit Security conditional, thereby justifying the Issuer of the Letter of Credit Security in failing to honor a drawing upon such Letter of Credit

Security in a timely manner. The Letter of Credit Security and its proceeds shall constitute Landlord’s sole and separate property (and not Tenant’s property or, in the event of a bankruptcy filing by or against Tenant, property of Tenant’s bankruptcy estate) and Landlord may in its sole discretion (but shall not be required to) immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit Security against: (A) any amounts payable by Tenant under the Lease that are not paid when due, after the expiration of any applicable notice and cure period; (B) all losses and damages that Landlord has suffered or may reasonably estimate that it may suffer as a result of any default (after the expiration of any applicable notice and cure period, unless Landlord is stayed by operation of law from giving such notice and cure period) by Tenant under this Lease, including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of this Lease; (C) any costs incurred by Landlord in connection with Tenant’s default (after expiration of any applicable notice and cure period, unless Landlord is stayed by operation of law from giving such notice and cure period) under this Lease (including reasonable attorney’s fees); and (D) any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default under this Lease but in no event in excess of amounts to which the Landlord would be entitled under the law. If any portion of the Letter of Credit Security is so drawn upon or applied, Tenant shall, within five (5) Business Days after written demand therefor, deposit cash with Issuer in an amount sufficient to restore the Letter of Credit Security to its original amount; Tenant’s failure to do so shall be a default by Tenant. It is expressly understood that Landlord shall be relying on Issuer rather than Tenant for the timely payment of proceeds under the Letter of Credit Security and the rights of Landlord pursuant to this Section are in addition to any rights which Landlord may have against Tenant pursuant to Article XII below. Landlord shall not be required to keep the proceeds from the Letter of Credit Security separate from Landlord’s general funds or be deemed a trustee of same.

(c) Replacement Letter of Credit Security. If, during the Lease Term, either (i) for any reason whatsoever, the Letter of Credit Security becomes subject to cancellation or expiration, or (ii) Landlord determines, in good faith, that (A) the Issuer has assets of less than Twenty Billion Dollars ($20,000,000,000) (or, in the case of Silicon Valley Bank, Fifteen Billion Dollars ($15,000,000)), (B) the Issuer does not have, or ceases to have, a long term credit rating of at least BBB+, or (C) the Issuer has closed or ceased or intends to close or cease operations, then, in the event of (i) above, at least forty-five (45) days prior to expiration of the Letter of Credit Security, and in the event of (ii) above, within five (5) Business Days of receiving written notice of Landlord’s determination, Tenant shall cause the Issuer or another bank satisfying the conditions of Section 4.07(a) above, in Landlord’s reasonable discretion, to issue and deliver to Landlord a Letter of Credit Security to replace the expiring Letter of Credit Security (the “Replacement Letter of Credit Security”). The Replacement Letter of Credit Security shall be in the same amount as the then current amount of the Letter of Credit Security and shall be subject to the same requirements as the original Letter of Credit Security. Failure of Tenant to cause the Replacement Letter of Credit Security to be issued forty-five (45) days prior to the then pending expiration or cancellation shall entitle Landlord to fully draw down on the existing Letter of Credit Security and, at Landlord’s election, shall be an event of default under this Lease without any relevant notice and cure period.

(d) Transfer of Beneficiary. During the Lease Term Landlord may transfer its interest in the Lease or Landlord’s lender may change. Landlord may request a change to Beneficiary under the Letter of Credit Security to the successor of Landlord and/or Landlord’s lender (the “Transferee”). Tenant agrees to cooperate and to cause Issuer, at Landlord’s cost, to timely issue a new Letter of Credit Security on the same terms and conditions as the original Letter of Credit Security, except that the new Letter of Credit Security shall be payable to the Transferee. Landlord shall surrender the existing Letter of Credit Security to Tenant simultaneously with Tenant’s delivery of the new Letter of Credit Security to Transferee.

(e) Reductions of the Amount of the Letter of Credit Security. The amount of the Letter of Credit Security shall be subject to reduction during the Initial Term, as follows:

(i) Potential Initial Reduction Based on Utilization of Tenant Improvement Allowance. In the event that the full amount of the Tenant Improvement Allowance (i.e., $1,605,840.00) is not utilized for Tenant’s Work and provided that Tenant is not then in default hereunder, following completion of Tenant’s Work, payment of all amounts owing for such work, and the determination of any amounts otherwise chargeable to the Tenant Improvement Allowance, the principal amount of the Letter of Credit Security shall be reduced by the amount of the unutilized portion of the Tenant Improvement Allowance, up to a maximum reduction amount of $802,920.00; and in no event shall the amount of the Letter of Credit Security be less than $1,297,080.00 as a consequence of the foregoing reduction.

(ii) Annual Reductions on Rent Commencement Date Anniversaries. Provided that Tenant is not in default hereunder, after any applicable notice and cure period, on the applicable anniversary of the Rent Commencement Date, the principal amount of the Letter of Credit Security (as the same may have been reduced pursuant to the terms of Section 4.07(a) above) shall be reduced on the first anniversary of the Rent Commencement Date and on each subsequent anniversary date thereof, to and including the sixth (6th) anniversary of the Rent Commencement Date. Such annual reductions in the amount of the Letter of Credit Security shall be in equal amounts and the amount of such annual reduction shall be such that, following the reduction occurring on the sixth (6th) anniversary of the Rent Commencement Date, the amount of the Letter of Credit Security shall then be equal to the sum of the last two (2) months’ of Base Rent owing under this Lease (e.g., if there were no reduction in the amount of the Letter of Credit Security pursuant to the terms of Section 4.07(e)(i) above, then the amount of the annual reduction in the Letter of Credit Security would be $278,004.84 such that, following the reduction effective as of the sixth (6th) anniversary of the Rent Commencement Date, the amount of the Letter of Credit Security would be $431,970.96).

If, as and when Tenant is entitled to a reduction of the amount of the Letter of Credit Security from time to time as provided for in this Section 4.07(e), Tenant, at its sole cost and expense, shall cause the Issuer to issue and deliver to Landlord a Letter of Credit Security in the then applicable amount, which Letter of Credit Security shall be in the form required by and shall satisfy the terms and conditions of Section 4.07(a) above. Landlord shall surrender the existing Letter of Credit Security to Tenant simultaneously with Tenant’s delivery of the new Letter of Credit Security to Landlord.

(f) Return of the Letter of Credit Security. The Letter of Credit Security or any balance thereof shall be returned (without interest) to Tenant (or, at Tenant’s option, to the last assignee of Tenant’s interests hereunder) within thirty (30) days after the expiration or earlier termination of the Lease and after Tenant has vacated the Premises and surrendered possession; provided that if prior to the Lease Expiration Date a voluntary bankruptcy provision is filed by Tenant, or an involuntary bankruptcy is tiled against Tenant by any of Tenant’s creditors other than Landlord, under 11 § 101 et seq., or Tenant executes an assignment for the benefit of creditors, then Landlord shall not be obligated to return the Letter of Credit Security or any proceeds of the Letter of Credit Security until all statutes of limitations for any preference avoidance statutes applicable to such bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing Landlord of any and all liability for the preferential transfers relating to payments made under this Lease, and Landlord may retain and offset against any remaining Letter of Credit Security proceeds the full amount Landlord is required to pay to any third party on account of preferential transfers relating to this Lease. Landlord agrees it will cooperate in providing Issuer with a letter of cancellation or such other reasonable documentation as Issuer requests to effect the return and extinguishment of the credit issued under the Letter of Credit Security.

(g) Acknowledgment of Parties. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit Security or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to Section 1950.7 of the California Civil Code, as such section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit Security (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, as they relate to the Letter of Credit Security and which (i) establish the time frame by which a Landlord must refund a security deposit under a lease, and/or (ii) provide that a Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a Tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 4.07 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease.

ARTICLE V

USE

Section 5.01 Permitted Use and Limitations on Use. The Premises shall be used and occupied only for the permitted use set forth in the Summary (the “Permitted Use”) and for no other use or purpose whatsoever. Tenant shall be permitted access to the Premises, the Building and parking facilities serving the Premises during the Lease Term on a twenty-four (24) hours per day, seven (7) days per week basis, except to the extent prohibited by applicable laws or prevented due to emergency or casualty. Tenant shall not use, suffer or permit the use of the Premises in any manner that would constitute waste, nuisance or unlawful acts. Tenant shall not do anything in or about the Premises, or operate any equipment within the Building or the Premises, which would (a) cause structural injury to the Building or the Premises, (b) cause damage to any part of the Building or the Premises except to the extent reasonably necessary for the installation of Tenant’s trade fixtures and Tenant’s Alterations, and then only in a manner and to the extent consistent with this Lease, (c) overload existing mechanical, electrical or other systems or equipment servicing the Building, (d) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning equipment within or servicing the Building, (e) damage, overload or corrode the sanitary sewer system, or (f) damage the Common Area or any other part of the Project. Tenant shall not attach, hang or suspend anything from the ceiling, roof or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (A) create an unreasonable fire or health hazard, (B) damage the Premises, or (C) result in the violation of any law. Except as approved by Landlord, Tenant shall not change the exterior of the Building, or the outside area of the Premises, or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not conduct on any portion of the Premises any sale of any kind (but nothing herein is meant to prohibit sales and marketing activities of Tenant’s products and services in the normal course of business consistent with the permitted use), including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale, and any such sale shall be an immediate event of default hereunder without the benefit of a notice and cure period from Landlord. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the outside areas of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant and for which Tenant has obtained all appropriate permits from governmental agencies having jurisdiction over such articles. Tenant shall not permit the use, storage or existence on the Premises of more than one month’s supply of chlorinated solvents, and shall maintain any such solvents in pre-packaged units at all times.

(a) Limited Use of Roof. Tenant may use portions of the roof of the Building designated by Landlord (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace communications antennas and supplemental HVAC equipment (“Tenant’s Rooftop Equipment”). Tenant will also have the right to run necessary cables and conduit from Tenant’s Rooftop Equipment to the Premises. Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use. Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Section 5.01(a) and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the

Premises, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission. Tenant shall comply with any roof or roof-related warranties, and Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the roof stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any applicable laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by governmental authorities as the result of Tenant’s use of the Rooftop Installation Areas or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums, if any, as a result of the installation of Tenant’s Rooftop Equipment. If Tenant’s Rooftop Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project, (c) interferes with any other service provided to other tenants in the Building or the Project, or (d) interferes with any other tenants’ business, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference.

Section 5.02 Compliance with Laws. Tenant shall, at Tenant’s cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements applicable to the Premises and Tenant’s use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance provided that any Alteration(s) required for compliance shall be subject to the provisions of this Lease; provided, however, that Tenant shall not be obligated to pay for or otherwise cause the Premises, Building or Project to comply with any laws, rules or regulations in existence and as interpreted prior to the date hereof (except to the extent such required compliance arises as a result of Tenant’s use of the Premises or the Tenant Improvements or any Alterations proposed to be undertaken by Tenant). By executing this Lease, Tenant acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit requirements, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.01 above or the occupancy of the Premises.

Section 5.03 Delivery of Premises.

(a) Early Entry. Notwithstanding anything herein to the contrary, as of the Delivery Date (as defined below), Tenant and Tenant’s invitees may enter the Premises (and the Common Area of the Building, to the extent reasonably necessary), at Tenant’s sole risk, for the sole purpose of the installation of Tenant’s telephone and telecommunications equipment and wiring and Tenant’s furniture, fixtures and equipment. Tenant’s occupancy of the Premises prior to the Lease Commencement Date shall be solely for the purpose of the installation of the foregoing (and not for the conduct of Tenant’s business) and shall be on all of the terms and conditions of this Lease as though the Lease Term had commenced on the Delivery Date, except the obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Real Property Taxes and Insurance Expenses. The “Delivery Date” shall mean that date on which all of the following have occurred: (a) this Lease is fully executed and delivered by Landlord and Tenant; and (b) Tenant has delivered to Landlord (i) Tenant’s First Rent Payment, (ii) evidence of the insurance described in Article VII below, and (iii) the Letter of Credit pursuant to Section 4.07 above. Tenant shall give Landlord twenty-four (24) hours prior written notice of any anticipated entry into the Premises by Tenant or Tenant’s employees, agents, contractors or invitees pursuant to this Section. Any such entry shall be subject to such rules and requirements as Landlord’s Contractor may impose, and Tenant shall ensure that any entry by Tenant or its invitees does not interfere with the construction or completion of any work to be performed by Landlord or Landlord’s Contractor hereunder or pursuant to the Work Letter. Any delay to the Schedules set forth in the Work Letter caused by Tenant’s early entry shall be considered a Tenant Delay.

(b) Condition of Premises. Landlord represents and warrants to Tenant that, as of the Lease Commencement Date, all mechanical, elevator, HVAC, plumbing and electrical systems servicing the Premises, all structural elements of the Building and the roof of the Building (collectively, the “Building Elements”) shall be in good working order and condition, without taking into account the effect thereon of any Tenant Improvements, Alterations or other modifications to the Premises by Tenant or its agents, employees or contractors; and prior to the Lease Commencement Date, Landlord shall, at no cost to Tenant, undertake such work as may be required to place such Building Elements in good working order and condition. In the event that it is determined, and Tenant notifies Landlord in writing within one hundred twenty (120) days after the Lease Commencement Date, that such representation and warranty above is untrue as of the Lease Commencement Date, and such failure was not caused by Tenant, then it shall be the obligation of Landlord, and the sole right and remedy of Tenant, after receipt of written notice from Tenant setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at no cost to Tenant, to correct such failure. Tenant’s failure to give such written notice to Landlord within one hundred twenty (120) days after the Lease Commencement Date shall constitute a conclusive presumption that the Premises and all Building Elements were in good working order and condition as of the Lease Commencement Date. Except as provided in the preceding sentence, having made such inspection of the Premises, the Building and the Project as it deemed prudent and appropriate (including, without limitation, testing for the presence of mold), Tenant hereby accepts the Premises in their condition existing as of the Delivery Date, “AS-IS” and “WITH ALL FAULTS” subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except as specifically set forth in this Lease and in the Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. Neither Landlord nor anyone acting on its behalf shall be liable for, nor shall this Lease be subject to rescission on account of, the nondisclosure of any facts. Tenant expressly waives any right to rescission and/or damages based on nondisclosure of any facts.

Section 5.04 Building Security. Tenant acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, while such person(s) are using the Common Area, as it deems necessary or appropriate and at its sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any of the Landlord Parties (as defined in Section 7.07 below) shall be liable in any manner for any security personnel, services, procedures or equipment in, at, on or about the Premises, the Building or the Project (whether or not provided by Landlord) or for the failure of the same to prevent or control, or to apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or about the Premises, the Building or the Project.

Section 5.05 Rules and Regulations. Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises, the Project and/or its Common Area. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit F. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Tenant or its employees, agents, invitees, licensees, guests, visitors or contractors.

Section 5.06 LEED Compliance

(a) Tenant acknowledges that at Landlord’s option, the Building or Project may be operated in accordance with the U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards for existing buildings, as the same may be amended, supplemented, or replaced from time to time, or, at Landlord’s option, any similar standards (hereinafter referred to as “LEED”).

(b) From and after the date Landlord notifies Tenant in writing that Landlord has elected to operate the Premises, Building, or Project in accordance with the LEED program, Tenant shall, in addition to compliance with all other Lease obligations, in Tenant’s reasonable discretion, comply with all LEED requirements applicable to the Premises, Building and/or Project as set forth by Landlord in such notice, and with any additional or supplemental requirements that may be provided by Landlord to Tenant from time to time (the “LEED Conditions”). Landlord shall have the right to modify or discontinue the LEED Conditions at any time upon notice to Tenant.

(c) Tenant covenants, at no cost to Tenant, to cooperate with Landlord in seeking LEED certification if Landlord so elects; provided, Landlord does not guarantee or represent to Tenant that certification will be sought or that the Premises, Building or Project will be certified to any particular LEED standard. If LEED certification is obtained, Tenant shall not seek decertification or otherwise interfere with the continuance of such certification.

(d) Notwithstanding anything to the contrary in this Section 5.06, Tenant shall not be obligated to comply with any LEED Conditions that (i) would require Tenant to incur out-of-pocket expenditures or that would increase the cost of Tenant’s operation of its business (in each case other than by a de minimus amount), or (ii) have a material adverse effect on Tenant’s use and enjoyment of the Premises or the services and utilities that would otherwise be available to the Premises.

ARTICLE VI

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 Maintenance of Premises and the Building.

(a) Tenant’s Obligations. Throughout the Lease Term, Tenant, at its sole cost and expense, shall keep, maintain, repair and replace the Premises and every part thereof (except as provided in Section 6.01(b) below) and all improvements and appurtenances in the Premises, including, without limitation, all interior walls, all doors and windows, all wall surfaces and floor coverings, all Alterations, additions and improvements installed by or on behalf of Tenant during the Lease Term, sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fixtures and equipment exclusively servicing the Premises from the Premises to the point of connection with the base building systems, all fire sprinklers, all fire safety and security systems, fixtures and equipment, all wiring, and all glazing, in the same good order, condition and repair as they are in on the Lease Commencement Date, or as they may be improved after the Lease Commencement Date, normal wear and tear and damage due to casualty not caused by Tenant or Tenant’s agents, employees or contractors excepted (subject to the terms of Section 7.06 below). For all purposes hereunder, the phrase “normal wear and tear” shall not include, without limitation: (i) any wear and tear which could have been avoided by the adherence of Tenant to first class maintenance practices performed in accordance with industry standards, or (ii) any wear and tear resulting from use or occupancy of the Premises or Building, from time to time, by a number of employees or visitors that is substantially in excess of the occupancy density that is typical of office users in other Class A office buildings in the vicinity of the Building.

(b) Landlord’s Obligations. Landlord shall maintain, repair and replace in a first class condition the Project and the Common Area elements of the Building, those portions of the base building systems not located within nor exclusively servicing the Premises or other leased space, and the exterior walls, structural walls, supporting pillars, foundations, roof and roof membrane of the Building. If such maintenance, repair or replacement is due to the acts, omissions or negligence of Tenant or any Tenant Parties (as defined in Section 7.07 below), then Landlord shall nevertheless make such repairs at Tenant’s expense, and Tenant, within thirty (30) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs, together with accrued interest at the Agreed Rate from the date of Landlord’s payment. Tenant shall give Landlord written notice of any needed repairs which are the obligation of Landlord hereunder. It shall then be the obligation of Landlord, after receipt of such notice, to perform the same within thirty (30) days after such notice; provided, however, that if the nature of the repairs is such that more than thirty (30) days are reasonably required for performance, then Landlord shall not be deemed to be in default hereunder if Landlord commences such repairs within said thirty (30) day period and thereafter diligently completes them and provided further that, for purposes of this sentence, “commences” includes any steps taken by Landlord to investigate, design, consult, bid or seek permit or other governmental approval in connection with such repair. Should Landlord default, as provided in Section 12.03 below, in its obligation to make any of the repairs assumed by it hereunder with respect to the Premises, or with respect to the Building if such repairs shall be reasonably necessary to Tenant’s use and occupancy of the Premises, Tenant shall have the right to perform such repairs, in which event Landlord, within thirty (30) days after written demand accompanied by detailed invoice(s), shall pay to Tenant the reasonable, actual out-of-pocket costs expended by Tenant for such repairs together with accrued interest at the Agreed Rate from the date of Tenant’s payment, provided that nothing herein shall be deemed to create a right of setoff or withholding by Tenant of Base Rent or Additional Rent or any other amounts due herein. Landlord shall not be liable to Tenant for any damage to person or property as a result of any failure to timely perform any of its obligations with respect to the repair, maintenance or replacement of the Premises, the Building, or the Project or any part thereof, and Tenant’s sole right and remedy (together with its rights under Section 12.03 below) shall be the performance of said repairs by Tenant with the right of reimbursement from Landlord, all in accordance with the terms of this Section 6.01(b). Tenant hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any law, statute or ordinance on the same subject now or hereafter in effect to make repairs and offset the cost of same against Rent or to withhold or delay any payment of Rent or any other of its obligations hereunder as a result of any default by Landlord under this Section 6.01(b). Except to the extent arising in connection with a breach of a representation or warranty of Landlord in Section 5.02 above, all costs and expenses incurred by Landlord in connection with the foregoing obligations shall be included in Operating Expenses.

(c) Clean and Sanitary. Tenant agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Tenant further agrees to keep the interior surfaces of the Premises, including, without limitation, windows, floors, walls, doors, showcases and fixtures clean and neat in appearance. In connection with the foregoing, Tenant shall arrange for janitorial services for the Premises, at Tenant’s sole cost and expense. In addition, Tenant agrees to replace all light bulbs, repair any sink or toilet stoppages and perform day-to-day maintenance activities (such as cleaning spills, carpet cleaning, interior window washing, etc.) in the Premises.

(d) Tenant Failure to Repair or Maintain. If Tenant refuses or neglects to commence such repairs and/or maintenance for which Tenant is responsible under this Article VI within a ten (10) day period (or within twenty-four (24) hours in the event of an emergency) after written notice from Landlord and thereafter to diligently prosecute the same to completion, then Landlord, upon at least 24 hours prior written notice (except in an emergency when no such notice shall be required), may enter the Premises, subject to Article XIV, and cause such repairs and/or maintenance to be made, and Landlord shall not be responsible to Tenant for any loss or damage occasioned thereby, except to the extent caused by Landlord’s intentional or willful misconduct, and Tenant, within thirty (30) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs and/or maintenance, together with accrued interest at the Agreed Rate from the date of Landlord’s payment. If Landlord becomes entitled to enter the Premises as aforesaid more than once during any twelve (12) calendar months or more than twice during the Lease Term, then Landlord may elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Tenant’s maintenance obligations, whereupon (i) Tenant shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and (ii) Tenant shall bear the entire cost of such maintenance contract which shall be paid in advance, as Additional Rent, on a monthly basis with Tenant’s Base Rent payments.

Section 6.02 Maintenance of Project Common Areas. Landlord shall maintain in a first class condition, and repair and replace all features, facilities and improvements in, on or about the Project Common Area, including, without limitation, landscaping, curbs, walkways, driveways, roadways, parking areas, and lighting, sprinkler, drainage, sewer and plumbing systems, fixtures and equipment. All costs and expenses incurred by Landlord in connection with the foregoing obligations shall be included in Operating Expenses; provided, however, if such maintenance, repair or replacement is due to the acts, omissions or negligence of Tenant or any Tenant Parties, then Landlord shall nevertheless make such repairs at Tenant’s expense, and Tenant, within ten (10) days after receipt of an invoice, shall pay to Landlord all costs and expenses of any such repairs, together with accrued interest at the Agreed Rate from the date of Landlord’s payment.

Section 6.03 Alterations, Additions and Improvements. No alterations, additions, or improvements (“Alterations”) shall be made to the Premises by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld; provided, however, that Tenant, without Landlord’s prior written consent, but upon not less than ten (10) Business Days prior written notice to Landlord, may make Alterations (including removal and rearrangement of prior Alterations) which (a) do not affect any systems or equipment of the Building or the Project, (b) do not affect the structural integrity or any structural components of the Building or the Project, (c) are not visible from the exterior of the Building, (d) do not require a building permit, (e) do not involve the expenditure of more than Twenty Five Thousand Dollars ($25,000.00) in any given instance or Seventy Five Thousand Dollars ($75,000.00) in the aggregate during any twelve (12) month period except that no dollar limit shall be applicable with respect to paint or carpet, and (f) are commonly considered consistent with and appropriate for the Permitted Use. As a condition to Landlord’s obligation to consider any request for consent hereunder, Tenant hereby agrees to pay Landlord upon demand for the reasonable out-of-pocket costs and expenses of consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. Tenant shall notify Landlord of any requested Alterations in writing. If Landlord does not respond to such written request within fifteen (15) Business Days following receipt thereof, the request shall be deemed disapproved. If Landlord’s consent is granted to any Alterations, then Tenant, within ten (10) days after Tenant executes a construction contract for such Alterations, and as a condition precedent to the commencement of such Alterations, shall pay to Landlord a construction management fee in an amount equal to one and one-half percent (1.5%) of all costs of design, demolition, construction and installation of such Alterations (the “Landlord Supervision Fee”), the amount of which Landlord Supervision Fee shall be (i) initially based upon reasonable estimates of such costs, (ii) subject to verification by Landlord, and (iii) further subject to adjustment as provided below. Landlord may require Tenant to remove any such Alterations at the expiration or sooner termination of the Lease Term and to restore the Premises to their prior condition pursuant to the terms of Section 17.09 hereof; provided that, if Tenant makes written request to Landlord concurrently with Tenant’s request for consent to any Alterations, then Landlord shall make its election whether or not to require removal of such Alterations, if at all, at the time consent to such Alterations is given. All Alterations to be made to the Premises shall be designed by and made under the supervision of a California licensed architect and/or California licensed structural engineer (each of whom has been approved by Landlord) and shall be made in accordance with plans and specifications which have been furnished to and approved by Landlord in writing prior to commencement of work. All Alterations shall be constructed and installed, at the sole cost and expense of Tenant, by California licensed contractors approved by Landlord, in compliance with the terms and conditions of the Work Letter, including but not limited to the “Specifications” and “Requirements” set forth therein, along with all applicable laws, and in good and workmanlike manner, and shall have been approved in writing by the City of Sunnyvale and any other applicable governmental agencies. Subject to Landlord’s right to require Tenant to remove Alterations in accordance with this Section 6.03 (in which case Tenant shall retain ownership thereof), all Alterations, including, without limitation, all lighting, electrical, heating, ventilation, air conditioning and full height partitioning, drapery and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures and shall become the property of Landlord at the expiration or sooner termination of the Lease. Tenant shall retain title to all furniture and trade fixtures placed on the Premises. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with (A) a complete set of both hard copies and CAD drawings of “as built” plans for such Alterations, (B) a statement of all final costs of design, demolition, construction and installation of such Alterations, together with all supporting documentation therefor, (C) copies of all governmental approvals, if any, received in conjunction with such Alterations and, (D) if the Landlord Supervision Fee paid in connection with such Alterations was understated, an amount equal to the actual Landlord Supervision Fee (based upon the statement of final costs) less any amount previously paid to Landlord on account thereof.

Section 6.04 Covenant Against Liens. Tenant shall not allow any liens arising from any act or omission of Tenant (including but not limited to Tenant’s failure to pay Landlord any amounts due Landlord pursuant to the terms of the Work Letter) to exist, attach to, be placed on, or encumber Landlord’s or Tenant’s interest in the Premises, the Building or the Project, or any portion thereof, by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, the Building or the Project, or any portion thereof, with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least ten (10) Business Days before beginning construction of any Alterations, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility. If any such lien attaches or if Tenant receives notice of any such lien, Tenant shall cause the lien to be released and removed of record, by recordation of a lien release bond or otherwise, within thirty (30) days after receipt of notice thereof. Despite any other provision of this Lease, if the lien is not released and removed within thirty (30) days after Tenant’s receipt of notice of such lien, then Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of such lien. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Landlord in connection with a lien incurred by Tenant or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant. Notwithstanding the foregoing, if Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises, the Building and the Project against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord elects to participate in or is made a party to any such action, Tenant shall reimburse Landlord’s reasonable attorneys’ fees and costs within ten (10) days after demand.

ARTICLE VII

INSURANCE

Section 7.01 Property/Rental Insurance for Premises. At all times during the Lease Term, Landlord shall keep the Premises (including the Tenant Improvements, but excluding any Alterations or other property required to be insured by Tenant pursuant to Section 7.02 below), the Building and the Project insured against loss or damage by fire and those risks normally included in special form (causes of loss) property insurance. In addition, at Landlord’s discretion, Landlord may keep the Premises (including the Tenant Improvements, but excluding any Alterations or other property required to be insured by Tenant pursuant to Section 7.02 below), the Building and the Project insured against, without limitation, (i) earthquake and earthquake sprinkler leakage, (ii) flood, (ii) loss of rents (including scheduled rent increases) and extra expenses, (iv) boiler and machinery, and (v) terrorism. The amount of such insurance (other than earthquake/DIC insurance) shall not be less than one hundred percent (100%) of replacement cost and shall be subject to such commercially reasonable deductibles as Landlord may determine in its good faith business judgment. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement Tenant shall pay Tenant’s Share of any deductibles within thirty (30) days after receipt of an invoice. All premiums for all such insurance shall be included in Insurance Expenses recoverable by Landlord in accordance with Article IV.

Section 7.02 Property Insurance for Fixtures and Inventory. At all times during the period from and after the Delivery Date through and including the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, maintain special form (causes of loss) property insurance, which includes the same coverage as required of Landlord in Section 7.01 above, on any trade fixtures, furnishings, merchandise, equipment, artwork or other personal property in or on the Premises, and on all Alterations (whether or not presented to Landlord for its consent). The amount of such insurance shall not be less than one hundred percent (100%) of replacement cost, with commercially reasonable deductibles, and Landlord shall not have any responsibility, nor pay any cost, for maintaining any insurance required by this Section 7.02. Tenant shall pay all deductibles under such policies in the event of a loss. Tenant shall also carry

Business Interruption insurance in an amount representing 12 month of potential business income. Tenant shall be responsible for all damage to owned, leased or rented property whether insured or self-insured.

Section 7.03 Landlord’s Liability Insurance. During the Lease Term, Landlord shall maintain a policy or policies of commercial general liability insurance covering Landlord (and such others as designated by Landlord) against claims and liability for bodily injury, personal injury and property damage on or about the Building and the Project, with combined single limit coverage in an amount to be determined by Landlord in its sole discretion; provided that if such policy is a blanket policy that covers properties (other than the Project) owned by Landlord, such blanket policy shall afford coverage as required by this Lease, and only that portion allocable to the Project, shall be included in Insurance Expenses and payable hereunder. All premiums for all such insurance shall be included in Insurance Expenses recoverable by Landlord in accordance with Article IV.

Section 7.04 Tenant’s Liability and Other Insurance. At all times during the period from and after the Delivery Date through and including the expiration or earlier termination of this Lease, Tenant shall obtain and keep in force a policy or policies of commercial general liability insurance covering Tenant, and naming Landlord and any Landlord Parties and any lenders or ground lessors whose names are provided to Tenant as additional insureds, against claims and liability for bodily injury, personal injury and property damage based upon, involving or arising out of Tenant’s (a) operations and contractual liabilities, or (b) ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate; provided, however, the limits of such insurance shall not limit the liability of Tenant nor relieve Tenant of any obligation under this Lease. Such insurance shall include (i) a contractual liability coverage, (ii) coverage for additional Landlords or Premises, (iii) fire legal liability coverage and (iv) coverage for “amendment of the pollution exclusion” to provide coverage for damage caused by heat, smoke, fumes from a fire. All insurance to be carried by Tenant shall be primary to, and not contributory with, any similar insurance carried by Landlord (whose insurance shall be considered excess insurance only). Tenant may purchase a Commercial General Liability policy and an Umbrella and/or Excess policy to satisfy the limits required above. In addition to the foregoing, at all times during the period from and after the Delivery Date through and including the expiration or earlier termination of this Lease, Tenant shall obtain and keep in force a policy or policies of (1) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the laws of the State of California, (2) Comprehensive Automobile Liability Insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00), covering Tenant against claims and liability for bodily injury and property damage arising out of the use by or on behalf of Tenant, its agents and employees, of any owned, non owned or hired motor vehicles, and (3) such other insurance or coverages as Landlord may reasonably require.

Section 7.05 Evidence of Insurance. Tenant shall furnish to Landlord prior to the Delivery Date, and at least ten (10) Business Days prior to the expiration date of any policy, evidence acceptable to Landlord that (i) the property insurance and liability and other insurance required to be maintained by Tenant is in full force and effect for the twelve (12) month period following such expiration date; (ii) with respect to the commercial general liability required under Section 7.04 above, Landlord and any lenders or ground lessors have been named as an additional insured to the extent required under this Lease, and (iii) such policies will not be cancelled unless the insurer has endeavored to provide to Landlord at least thirty (30) days’ prior written notice of cancellation except for non-payment of premium in which case ten (10) days notice will be given. In addition, Tenant shall furnish Landlord evidence of its insurance coverage required hereunder within fifteen (15) Business Days after demand made not more than once in any calendar year. Tenant’s insurance shall be issued by insurance carriers approved by Landlord, which approval shall not be unreasonably withheld so long as Tenant’s insurance carrier has a Best’s Insurance Guide rating not less than A- VII and is licensed to do business in California. Landlord shall furnish to Tenant reasonable evidence of its insurance coverage required hereunder within fifteen (15) Business Days after demand made not more than once in any calendar year.

Section 7.06 Mutual Waiver of Claims and Subrogation Rights. Landlord and Tenant hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to any peril covered by the insurance policies required to be carried pursuant to Section 7.01 and Section 7.02 above (but only to the extent of insurance proceeds either actually received by the waiving party or which would have been received if the required insurance had been carried by the waiving party), when such property constitutes the Premises, the Building or the Project, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Landlord or Tenant, or their respective agents, employees, guests, licensees, invitees, or contractors. Tenant and Landlord waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property insurers referenced in Section 7.01 and Section 7.02 above.

Section 7.07 Indemnification and Exculpation.

(a) Except as otherwise provided in Section 7.07(b), Tenant shall indemnify, defend, protect and hold free and harmless Landlord, its partners, members, parent organizations, affiliates, subsidiaries, principal shareholders, and other constituent entities, its property managers, and their respective officers, directors, servants, employees, agents and independent contractors (collectively, “Landlord Parties”) from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), costs, expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorneys’, experts’ and arbitrators’ fees and costs and court costs, incurred in connection with or arising or resulting from (i) any cause in, on or about the Premises, (ii) any acts, omissions or negligence of Tenant, its partners, members, parent organizations, affiliates, subsidiaries, principal shareholders, other constituent entities or any other person or entity claiming by, through or under Tenant, or any of their respective officers, directors, servants, employees, agents, independent contractors, licensees, invitees, visitors or guests (collectively, “Tenant Parties”), in, on or about the Project, and (iii) any breach or default in the timely observance or performance of any obligation on Tenant’s part to be observed or performed under this Lease, including but not limited to Tenant’s failure to surrender the Premises to Landlord in the condition required by Section 17.09 hereof on the Expiration Date or any earlier termination date of this Lease, except to the extent that such claims are for damage to the Building or the Project and are covered by insurance carried by Landlord (or which would have been covered had Landlord carried the insurance required under this Lease).

(b) Notwithstanding the foregoing, Tenant’s indemnity contained in Section 7.07(a) above shall not apply to Landlord’s or any Landlord Party’s negligence or intentional or willful misconduct.

(c) Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise and all other personal property in, on or about the Premises and for injury or death to persons in, on or about the Premises, from any cause arising at any time to the fullest extent permitted by law. Notwithstanding Section 7.08 below, or any other provision of this Lease, in no event shall Landlord or any Landlord Parties be liable to Tenant or any Tenant Parties under any circumstances for (i) injury or damage to, or interference with, Tenant’s business (including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use) or other consequential damages, in each case however occurring, or (ii) any damage which is or could be covered by the insurance Tenant is required to carry under this Lease.

(d) The provisions of this Section 7.07 shall survive the expiration or earlier termination of this Lease.

Section 7.08 Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold free and harmless Tenant and each of the Tenant Parties from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), costs, expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorneys’, experts’ and arbitrators’ fees and costs and court costs, for damage to property or injuries to persons occurring on the Project, to the extent such claims result from the grossly negligent acts or intentional or willful misconduct of Landlord or Landlord’s Parties in connection with their respective activities in, on, or about the Building or Property, except to the extent that such claims are for damage to the Tenant Improvements or Tenant’s personal property, fixtures, furniture or equipment and are covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

ARTICLE VIII

DAMAGE OR DESTRUCTION

Section 8.01 Destruction of the Premises.

(a) In the event all or any part of the Premises or the Common Area serving or providing access to the Premises or parking for the Premises are damaged during the Lease Term from any fire or other casualty, then Landlord shall promptly conduct the repair and diligently pursue the same to completion, subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control (in which event the provisions of Section 17.20 below shall apply), and subject to all other terms and conditions of this Article

VIII; provided, however, Tenant (and not Landlord) shall promptly repair all damage to those items as to which Tenant is required to maintain property insurance under Section 7.02 above. Except as otherwise provided in Section 8.01(b) below, no damage to the Premises, the Building or and/or the Project shall terminate this Lease. If fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, then, while the Lease shall otherwise remain in full force and effect, Landlord shall allow Tenant a proportionate reduction in Rent to the extent Landlord actually receives proceeds of rental interruption insurance purchased by Landlord as part of Insurance Expenses or would have received such proceeds of rental interruption insurance had Landlord purchased the rental interruption insurance allowed for under Section 7.01 above, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not actually occupied by Tenant as a result thereof, such proportionate reduction in Rent to be calculated on the basis of the affected rentable square footage of the Premises relative to the total rentable square footage of the Premises, as determined by Landlord in its reasonable discretion; provided that, in any event, Tenant’s right to reduced Rent shall terminate as of the later to occur of (i) the date on which Landlord completes its repairs under this Section 8.01(a), or (ii) the date (as reasonably determined by Landlord) on which Tenant should have completed its repairs under this Section 8.01(a) assuming Tenant used reasonable diligence in pursuing the same. Unless this Lease is terminated pursuant to Section 8.01(b), Tenant shall pay Tenant’s Share of any insurance deductible to Landlord within thirty (30) days after written demand.

(b) Notwithstanding the terms of Section 8.01(a) above, Landlord may elect not to repair or restore the Premises, the Building and/or the Project, and instead to terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant not less than thirty (30) days to vacate the Premises, but Landlord may so elect only if the Building or the Project shall be damaged by fire or other casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within ninety (90) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or the Project or ground lessor with respect to the Building or the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (other than deductible amounts actually paid by Tenant and other tenants of the Building or the Project); or (iv) the damage occurs during the last nine (9) months of the Lease Term and, in Landlord’s reasonable judgment, repairs cannot reasonably be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums). In addition to the foregoing, if in Landlord’s reasonable judgment, repair of the Premises cannot reasonably be completed within three hundred sixty (360) days after the date of discovery of the damage, Landlord shall so notify Tenant promptly following such determination, in which case Tenant shall have the right to terminate this Lease by giving Landlord written notice of Tenant’s election to terminate within twenty (20) days following receipt of Landlord’s notice; and in such case this Lease shall terminate as of the date specified by Tenant in its termination notice, which date shall in no event be later than ten (10) days after delivery of Tenant’s termination notice to Landlord.

Section 8.02 Waiver of Civil Code Remedies. Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted.

Section 8.03 No Other Abatement of Rentals. Except as otherwise expressly provided in Section 8.01(a) above, the Base Rent, Additional Rent and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises, and Landlord shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01 above. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business (including, without limitation, loss of business, profits or goodwill), resulting in any way from any damage or the repair thereof.

Section 8.04 No Liability for Tenant’s Alterations or Personal Property. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to Tenant’s Alterations or personal property or to any other personal property of others in or upon the Premises, the Building or the Project.

Section 8.05 Apportionment of Rent. Upon any termination of this Lease pursuant to this Article, Tenant shall pay the Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease that by their terms survive the expiration or earlier termination of this Lease.

ARTICLE IX

REAL PROPERTY TAXES

Section 9.01 Payment of Taxes.

(a) Tenant shall pay Tenant’s Building Share or Tenant’s Project Share of Real Property Taxes, as relevant, as is provided for in Section 4.05 above.

(b) Except as otherwise expressly provided herein below, if at any time during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Landlord a tax (excluding a tax on Landlord’s net income), fee, charge, imposition or excise on rents under leases of space in the Building or the Project, the square footage of the Building or the Project, the act of entering into leases of space in the Building or the Project, or the occupancy of tenants of the Building or the Project, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Building or the Project, as a direct substitution in whole or in part for, or in addition to, any Real Property Taxes (collectively, “Additional Real Property Taxes”), then the same shall be included in “Real Property Taxes” for all purposes hereunder; provided that, notwithstanding the foregoing, if any such Additional Real Property Taxes pertain solely to (i) Rent under this Lease (as opposed to under all leases of space in the Building or the Project), (ii) the square footage of the Premises (as opposed to the square footage of the Building or the Project), (iii) the act of entering into this Lease (as opposed to all leases of space in the Building or the Project), or (iv) the occupancy of Tenant (as opposed to all tenants or occupants of the Building or the Project), then such Additional Real Property Taxes shall not be included in “Real Property Taxes,” and shall be the sole obligation and liability of Tenant and shall be paid by Tenant, as Additional Rent, ten (10) Business Days before delinquency (or, if such Additional Real Property Taxes are levied against Landlord or Landlord’s property, then Landlord shall pay the same before delinquency and Tenant shall reimburse Landlord the amount of the same within ten (10) Business Days after written demand accompanied by a copy of Landlord’s tax bill); and further provided that, if any such Additional Real Property Taxes pertain not only to the Project, but to additional property of Landlord located outside the Project as well, then “Real Property Taxes” shall only include a portion of such Additional Real Property Taxes, which portion shall be computed upon the amounts and at the rates that otherwise would be payable if the Project were the only property of Landlord.

(c) Landlord shall provide Tenant with copies of all tax and assessment bills on the Premises promptly upon Landlord’s receipt of Tenant’s written request therefor, and Landlord shall also provide to Tenant evidence of payment promptly upon Landlord’s receipt of Tenant’s written request therefor.

(d) With respect to taxes and assessments which may lawfully be paid in installments, “Real Property Taxes” for any period during the Lease Term shall include only such portion of the same which is payable within such period, including any interest payable thereon, computed (whether or not such is the case) as if Landlord had elected to pay the same over the longest period permitted by law.

(e) If Landlord shall obtain any abatement or refund on account of any Real Property Taxes or other Additional Real Property Taxes as to which Tenant shall have made payments hereunder, then Landlord shall promptly refund to Tenant an equitable portion of any such abatement or refund, after deducting therefrom the reasonable out-of-pocket costs and expenses incurred by Landlord in obtaining such abatement or refund.

Section 9.02 Proration for Partial Years. If any Real Property Taxes or Additional Real Property Taxes to be paid by Tenant shall cover any period prior to the Lease Commencement Date or after the Expiration Date, then Tenant’s Share of such Real Property Taxes shall be prorated on a day-for-day basis such that the amount actually paid or reimbursement by Tenant covers only the period of time within the applicable tax fiscal year during which this Lease shall be in effect.

Section 9.03 Personal Property Taxes.

(a) Tenant shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in, on or about the Premises, When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord, as Additional Rent, the amount of taxes attributable to Tenant’s personal property within thirty (30) days after Tenant’s receipt of a written statement thereof.

(c) If Tenant shall fail to make timely payment of any such taxes pursuant to Section 9.01(a) or Section 9.01(b), Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord, as Additional Rent, with Tenant’s next installment of Rent, together with interest at the Agreed Rate.

ARTICLE X

UTILITIES

Tenant shall pay, prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, ventilation, air conditioning, cooling, sewer, telephone, electricity, garbage, janitorial service, landscaping and all other services and utilities supplied to the Premises, including Tenant’s Share of any such services or utilities which are not separately metered for or billed to the Premises. Landlord may, at Tenant’s expense, install devices which separately meter Tenant’s consumption of utilities. All charges for utilities and services which are separately metered to the Premises or which are provided directly to Tenant or the Premises by utility companies or third party providers shall not be included in Operating Expenses and shall be paid directly by Tenant to such utility companies or third party providers prior to delinquency, or, to the extent Landlord is billed for such utilities, to Landlord within thirty (30) days of receipt of notice and the relevant invoices from Landlord. All charges for utilities and services for the sole benefit of Tenant or the Premises which are billed to and paid by Landlord directly shall be paid by Tenant to Landlord within thirty (30) days after receipt of an invoice therefor or, at Landlord’s option and in its sole discretion, Landlord may estimate such charges and include such estimate in Landlord’s Estimate, in which event they shall be payable monthly by Tenant to Landlord along with other estimated Operating Expenses, subject to reconciliation annually as described in Section 4.05(c). All other charges for utilities and services shall be recoverable by Landlord to the extent provided in Article IV. The disruption, failure, lack or shortage of any service or utility provided by Landlord with respect to the Premises, the Building or the Project due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rent due hereunder, all without diminution, credit or deduction; provided, however, if such disruption, failure, lack or shortage is caused by Landlord’s failure to observe or perform its obligations hereunder, then, within three (3) Business Days after receipt of written notice from Tenant specifying such failure, Landlord shall initiate the cure of such failure and thereafter shall diligently prosecute said cure to completion. Notwithstanding the foregoing, if (i) any interruption or cessation of utilities results solely from the gross negligence or intentional or willful misconduct of Landlord, or its employees, agents or contractors, and (ii) any loss of revenues resulting therefrom is not covered by business interruption insurance carried by Tenant, then, if the Premises are not usable by Tenant for the conduct of Tenant’s business as a result of such interruption, and Tenant therefore actually ceases its business operations in the Premises, Base Rent and Additional Rent shall be abated for the period that commences on the fifth (5th) consecutive Business Day after the date of such interruption until such utilities are restored. If the entire Premises have not been rendered untenantable by such interruption or cessation of services or utilities, the amount of abatement shall be equitably prorated.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01 Landlord’s Consent Required. Except as provided in Section 11.02, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof (each, a “Transfer”), without Landlord’s prior written consent; provided, however, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or a subletting of all or a portion of the Premises, and if Landlord has not provided Tenant its written consent within thirty (30) days of written notice from Tenant of any proposed Transfer, Landlord will be deemed to have disapproved such Transfer. Without limiting the foregoing, the parties acknowledge that each of the following shall be reasonable factors for Landlord to consider when deciding to withhold its consent from or approve to any proposed Transfer: (i) whether, in Landlord’s opinion, the finances, credit, and business track record and capabilities of the proposed transferee are satisfactory, but taking into consideration the terms of Section 11.03 below, and (ii) whether the Transfer is to an existing or potential Tenant of Landlord or any Landlord Party, and (iii) whether the transferee has agreed to make, at its sole cost and expense, any improvements required by law or otherwise necessary for its occupancy, as determined by Landlord in its reasonable discretion. Any attempted Transfer without Landlord’s consent shall be void, and shall constitute a breach of this Lease. Tenant shall reimburse Landlord upon demand for Landlord’s reasonable costs and expenses (including reasonable out-of-pocket attorneys’ fees, architect fees and engineering fees) involved in reviewing any request for consent whether or not such consent is granted.

Section 11.02 Tenant Affiliates. Tenant, without Landlord’s prior written consent, but upon not less than ten (10) Business Days prior written notice to Landlord, may assign this Lease, or sublet all or any portion of the Premises, to any business entity which controls, is controlled by, or is under common control with Tenant, or to any business entity resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all of Tenant’s stock (“Affiliate”), provided that in the case of an assignment, said assignee (i) has a net worth equal to or greater than that of Tenant as of the date of this Lease or the date on which such transfer occurs, whichever is greater, and (ii) assumes, in full, the obligations of Tenant under this Lease. Any portion of the Premises which is assigned or sublet to an Affiliate of Tenant shall not be included in the calculation of subleased, assigned or transferred Rentable Area for the purposes of Section 11.06.

Section 11.03 No Release of Tenant. Regardless of whether or not Landlord’s consent is required or obtained, no subletting or assignment (including, without limitation, to an Affiliate) shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of

Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder, whether arising before or after such Transfer. The acceptance of Rent by Landlord from any other person shall not be deemed consent to any subsequent assignment or subletting nor the assumption by Landlord of any duty to collect Rent from or account for Rent received from such person. In the event of any default in the payment of Rent or performance of any obligation hereunder by any assignee or successor of Tenant, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor.

Section 11.04 Excess Rent. In the event Landlord shall consent to a sublease or an assignment, Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of all sums (including the fair market value of all non-cash consideration) collected or received by Tenant from a subtenant or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting reasonable costs incurred by Tenant related to such sublease or assignment, including leasing commissions and tenant improvement costs paid by Tenant with respect to such sublease or assignment, which costs, in the case of a sublease, shall be amortized over the term of the sublease. With respect to an assignment, Tenant shall make such payment on the effective date of such assignment; provided, however, that if such excess amounts are to be paid by the assignee over time or at a time after the effective date of such assignment, payment(s) of such excess amount due hereunder to Landlord shall be made as and when such payment(s) are received by Tenant (or, if required by Landlord, Tenant shall direct the assignee to make the Landlord’s portion of any such payment(s) directly to Landlord as and when such payment(s) are due). With respect to a sublease, Tenant shall make such payment, in advance, on a monthly basis with its regularly scheduled Base Rent payments.

Section 11.05 Information to be Provided. Tenant’s written request to Landlord for consent to any Transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement (including, without limitation, a description of the portion of the Premises to be transferred, and the effective date of the proposed transfer); (d) a copy of all then existing executed and/or proposed documentation pertaining to the proposed transfer; and (e) such financial and other reasonable information as Landlord may request concerning the proposed transferee.

Section 11.06 Landlord’s Recapture Rights.

(a) Landlord’s Recapture Rights. Notwithstanding any other provision of this Article, if Tenant desires to assign, sublease or otherwise transfer to any person or entity (other than an Affiliate) any interest in this Lease or the Premises or any part thereof, then Tenant shall deliver to Landlord a written request for consent, together with all of the information specified in Section 11.05 above. If such transfer (together with all other assignments, subleases or transfers then in effect) would affect more than fifty percent (50%) of the Rentable Area of the Premises in the aggregate (such total affected portion of the Rentable Area of the Premises being referred to herein as the “Recapture Space”), then Landlord shall have the option to recapture the Recapture Space, which option shall be exercisable only by giving written notice to Tenant (“Recapture Notice”) within fifteen (15) days after Landlord’s receipt of Tenant’s request for consent. Upon Landlord’s timely delivery of a Recapture Notice to Tenant, Tenant shall have the right, for up to fifteen (15) days following receipt of such Recapture Notice, to withdraw Tenant’s written request for Landlord’s consent which triggered Landlord’s option to recapture by written notice to Landlord. If Tenant withdraws Tenant’s written request for Landlord’s consent as provided herein, this Lease shall continue in full force and effect. If Landlord exercises its option to recapture and Tenant does not withdraw its written request for Landlord’s consent as provided herein, this Lease shall terminate with respect to the Recapture Space effective on the date that is specified in Tenant’s request for consent as the effective date of the proposed transfer. Landlord’s recapture rights shall be subject to the rights of any assignee, subtenant or other transferee of Tenant, as set forth in any assignment, sublease or other transfer agreement to which Landlord previously has consented, but subject to the terms and conditions set forth in Landlord’s consent thereto; any such assignment, sublease or other transfer agreement shall be assigned to Landlord as of the effective date of Landlord’s recapture.

(b) Consequences of Recapture. If Landlord recaptures less than the entire Premises pursuant to Section 11.06(a) above, then the Rent reserved herein and the Letter of Credit Security shall be prorated on the basis of the Rentable Area of the portion of the Premises retained by Tenant in proportion to the Rentable Area contained in the Premises. This Lease, as so amended, shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Recapture Space. If Landlord recaptures the Recapture Space, then Landlord, at Landlord’s sole expense, shall construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Tenant, as well as arrange for separate provision of utilities and services (including, at Landlord’s option, installation of separate meters if and to the extent the Premises are served by separately metered utilities).

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.01 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a)(i) The abandonment of all or a substantial portion of the Premises by Tenant, (ii) the commission of waste at the Premises, (iii) the making of an assignment, subletting or other transfer in violation of Article XI, (iv) the occurrence of any sale on any portion of the Premises prohibited pursuant to Section 5.01, or (v) the failure of Tenant to timely provide the Replacement Letter of Credit as required by Section 4.07(c);

(b) The failure by Tenant to make any payment of Base Rent as and when due;

(c) The failure by Tenant to make any payment of any other sum owing under this Lease as and when due, if such failure continues for a period of three (3) Business Days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph;

(d) Tenant’s failure to provide (i) any instrument or assurance as required by Section 7.05, (ii) estoppel certificate as required by Section 15.01 or (iii) any document subordinating this Lease to a Lender’s deed of trust as required by Section 17.13, if any such failure continues for two (2) Business Days after written notice of the failure. In the event Landlord serves Tenant with a Notice to Perform Covenant or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in such Notice shall be five (5) days rather than the statutory three (3) day period;

(e) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraphs (a), (b), (c) or (d) of this Section 12.01, if such failure continues for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently prosecutes such cure to completion. In the event Landlord serves Tenant with a Notice to Perform Covenant or Quit in the form required by applicable law, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in such Notice shall be fifteen (15) days rather than the statutory three (3) day period;

(f)(i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Tenant of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Tenant which remains uncontested for a period of sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(f) is contrary to any applicable law, such provision shall be of no force or effect;

(g) Tenant’s failure to move in to and take possession of the Premises within thirty (30) days of the Lease Commencement Date;

(h) Tenant’s giving of written notice, via electronic communication or otherwise, to Landlord that, for any reason other than a default by Landlord as described in Section 12.03 below, Tenant intends not to pay Rent as and when it becomes due;

(i) The discovery by Landlord that any financial statement given to Landlord by Tenant, or any guarantor of Tenant’s obligations hereunder, was materially false when given; and

(j) The occurrence of a material default and breach by Tenant under any other lease between Tenant and Landlord for space in the Project.

Section 12.02 Remedies. In the event of any such material default and breach by Tenant, Landlord may at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default and breach:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney’s fees related thereto; (ii) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%), (v) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform obligations under this Lease, including, but not limited to, brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be ordered by a court of competent jurisdiction or arbitrator, or permitted by applicable law.

(b) Maintain Tenant’s right to possession as provided in Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

Section 12.03 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after receipt of written notice from Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises and ground lessor whose name and address shall have theretofore been furnished to Tenant in writing, specifying that Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant waives any right to terminate this Lease or to vacate the Premises on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief.

Section 12.04 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designated agent within five (5) days after such amount is due and owing, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that Tenant shall be entitled to one (1) notice of late payment and a three (3) Business Day cure period during the initial twelve (12) month period of the Lease Term before any late charge accrues. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, then Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

Section 12.05 Landlord’s Right to Perform Tenant’s Obligations. All obligations to be performed or observed by Tenant under this Lease shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rent. Landlord may perform or observe any obligation of Tenant which is in default hereunder, without waiving Landlord’s other rights and remedies for Tenant’s failure to perform or observe any obligations under this Lease and without releasing Tenant from any such obligations. Within thirty (30) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord in performing or observing Tenant’s obligation, together with interest thereon at the Agreed Rate.

ARTICLE XIII

CONDEMNATION OF PREMISES.

Section 13.01 Total Condemnation. If the entire Premises shall be taken by condemnation at any time during the Lease Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending), then this Lease shall terminate as of the date transfer of possession is required. Upon such condemnation, all Rent shall be paid up to the date transfer of possession is required, and Tenant shall have no claim against Landlord or the award for the value of the unexpired portion of the Lease Term.

Section 13.02 Partial Condemnation. Except as otherwise provided in this Section 13.02, if any portion of the Premises (less than the entire portion) is taken by condemnation during the

Lease Term (whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending), then this Lease shall remain in full force and effect. If more than fifty percent (50%) of the total Rentable Area of the Premises is taken by condemnation, and such taking leaves the Premises unfit for the conduct of Tenant’s business, then Tenant shall have the right to terminate this Lease effective as of the date transfer of possession is required. In addition, if more than fifty percent (50%) of the total Rentable Area of the Premises is taken by condemnation, then Landlord shall have the right to terminate this Lease effective as of the date transfer of possession is required. Tenant and Landlord may elect to exercise their respective rights to terminate this Lease pursuant to this Section 13,02, if at all, by delivering written notice to the other party within thirty (30) days after receipt of notice of such condemnation. All Rent shall be paid up to the date of effective termination, and Tenant shall have no claim against Landlord or the award for the value of the unexpired portion of the Lease Term. If this Lease shall not be terminated, then the Rent reserved herein shall be prorated on the basis the of the Rentable Area of the portion of the Premises retained by Tenant in proportion to the Rentable Area contained in the Premises immediately prior to the partial taking. If Tenant’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Tenant at Tenant’s sole cost and expense. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on partial condemnation.

Section 13.03 Award to Tenant. In the event of any condemnation (whether total or partial), Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant for loss of Tenant’s business fixtures, or equipment belonging to Tenant immediately prior to the condemnation and for repairing or partitioning the Premises pursuant to Section 13.02 above. Except as provided above, in the event of any condemnation (whether total or partial), the entire condemnation award shall belong to Landlord (including, without limitation, any “bonus value” of the leasehold estate or amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the Rent payable for the remainder of the Lease Term), and Tenant shall have no right to recover from Landlord or from the condemning authority for any claims arising out of such taking; provided, however, notwithstanding the foregoing, as long as the award payable to Landlord is not reduced thereby, Tenant shall have the right to make a separate claim in the condemnation proceeding for, and to recover from the condemning authority, such compensation as may be separately awarded or recoverable by Tenant for (a) loss of Tenant’s business fixtures, or equipment belonging to Tenant immediately prior to the condemnation, or repartitioning the Premises, and (b) the taking of the unamortized value (using the Lease Term as the amortization period) of any Tenant Improvements paid for by Tenant which are not removed by Tenant.

ARTICLE XIV

ENTRY BY LANDLORD

Tenant shall permit Landlord and its employees, agents and contractors to enter the Premises and all parts thereof on twenty-four (24) hours’ advance notice to Tenant and accompanied by a Tenant representative (except in the event of an emergency, in which case no notice or accompanying Tenant representative shall be required) (i) at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Landlord is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Building; and (ii) to make any emergency repairs, to show the Premises and to post “For Lease” signs for the purposes of re-letting the Premises during the last twelve (12) months of the Lease Term or while a default by Tenant has occurred and is continuing, to show the Premises to prospective lenders or purchasers of the Building, and as otherwise required by law or permitted by this Lease. Any entry into the Premises obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive of Tenant from the Premises or any portion thereof. Landlord shall have such right of entry without any abatement of Rent to Tenant. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Tenant shall provide Landlord with a copy of all keys (and promptly provide updated copies of such keys to the extent locks are changed) required to open all interior doors within or otherwise access all portions of the Premises.

ARTICLE XV

ESTOPPEL CERTIFICATE

Section 15.01 Tenant’s Statement. Not later than ten (10) Business Days after Tenant’s receipt of written notice from Landlord (which notice may be sent by Landlord at any time), Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit G (the “Estoppel Certificate”) or in such form as reasonably modified by Landlord. Any such Estoppel Certificate may be conclusively relied upon by any prospective lender, partner, affiliate, or purchaser of the Project.

Section 15.02 Tenant’s Failure to Deliver. Tenant’s failure to timely execute, acknowledge and deliver any Estoppel Certificate shall constitute an acceptance and acknowledgment by Tenant of all information contained in such Estoppel Certificate, and Tenant acknowledges such deemed acceptance and acknowledgment may be conclusively relied upon by any prospective lender, partner, affiliate, or purchaser of the Project.

ARTICLE XVI

LIMITATIONS ON LANDLORD’S LIABILITY

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the interest of Landlord in the Building. Neither Landlord nor any Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article XVI shall inure to the benefit of Landlord’s and all Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future member or manager of Landlord, or any direct or indirect owner of such member or manager, have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01 Severability. The invalidity of any provision of this Lease shall in no way affect the validity of any other provision hereof.

Section 17.02 Agreed Rate Interest on Past-Due Obligations. Any amount due to either party not paid when due shall bear interest at the greater of (i) ten percent (10%), or (ii) the sum of (X) the prime rate as published in the “Money Rates” table (or any replacement thereof) in The Wall Street Journal on the date such amount initially became due, and (Y) two percent (2%) (the “Agreed Rate”). Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee.

Section 17.03 Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

Section 17.04 Submission of Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises situated in the Project. Execution of this Lease by Tenant shall be irrevocable for a period of thirty (30) days. The return to Landlord of Tenant-executed copies of this Lease shall not be binding upon Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully-executed copy of this Lease to Tenant.

Section 17.05 Incorporation of Prior Agreements and Exhibits. This Lease (including Exhibits A, B, C, D, E, and F) contains all agreements of the parties with respect to any matter mentioned herein. All of those exhibits, together with the schedules thereto, are hereby incorporated into this Lease by this reference thereto, and are made a part of this Lease. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Landlord nor any employees or agents of the Landlord has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease.

Section 17.06 Notices.

(a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Tenant or to Landlord, as the case may be, at the respective address noted below next to the signature of such party. Either party may, by notice to the other party, specify a different address for notice purposes. A copy of all notices required or permitted to be given hereunder to Tenant or to Landlord, as the case may be, shall be concurrently transmitted to such other persons at such addresses by such method(s) of delivery as may hereafter be designated by Tenant or Landlord, respectively, by notice to the other party; provided, except as otherwise expressly provided herein, no delay or failure of delivery to any such persons shall affect the validity of the delivery of such notice to Tenant or to Landlord, as the case may be.

(b) Methods of Delivery.

(i) When personally delivered to the recipient, notice is effective upon delivery. Delivery to the person apparently designated to receive deliveries on behalf of the recipient at the subject address (e.g., a receptionist) shall constitute personal delivery to the recipient. If no one is present in the Premises when any notice is delivered to the Premises (provided that such delivery is made between 9:00 AM and 5:00 PM, on a Business Day) such delivery shall nevertheless be effective.

(ii) When mailed by certified mail with return receipt requested, notice is effective upon receipt if delivery is confirmed by a return receipt.

(iii) When delivered by recognized overnight courier service (e.g., Federal Express, Airborne, United Parcel Service, DHL Express) with charges prepaid or charged to the sender’s account, notice is effective upon delivery if delivery is confirmed by the courier service.

(iv) When delivered by facsimile, notice is effective as of the date and time stated on the transmission confirmation report generated by the transmitting facsimile machine.

(c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight courier service.

Section 17.07 Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. Any payment of Rent by Tenant shall not be deemed a waiver of any rights or claims Tenant has against Landlord.

Section 17.08 Recording. Tenant may not record this Lease or a “short form” memorandum of this Lease.

Section 17.09 Surrender of Possession; Holding Over.

(a) At the expiration or earlier termination of this Lease, Tenant shall remove all of Tenant’s wiring, equipment, trade fixtures, supplies, wall decorations, signage, advertisements, banners, placards, pictures and other personal property from the Premises, the Building and the Common Area and shall vacate the Premises, and surrender to Landlord possession of the Premises and all improvements therein, broom clean and in as good order and condition as when possession was taken by Tenant, excepting only normal wear and tear and damage due to casualty not caused by Tenant or Tenant’s agents, employees or contractors (subject to the terms of Section 7.06 above). Except for such normal wear and tear and damage due to casualty not caused by Tenant or Tenant’s agents, employees or contractors (subject to the terms of Section 7.06 above), Tenant shall: (i) repair all damage to the Premises, the interior and exterior of the Building and the Common Area caused by Tenant’s removal of its property; (ii) patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or any Tenant Parties to the roof, floor, interior or exterior walls or ceiling of the Premises and the Building, whether or not such penetrations were made with Landlord’s approval; (iii) repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord; and (iv) repair all damage caused by Tenant to the exterior surface of the Building and to the paved surfaces of the Common Area and, where necessary, replace or resurface same. Upon the expiration or earlier termination of this Lease, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant shall fail to surrender to Landlord the Premises, the Building and the Common Area in the condition required by this Section at the expiration or earlier termination of this Lease, then Landlord, at Tenant’s expense, may remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises, the Building and the Common Area to the required condition, together with interest thereon at the Agreed Rate from the date incurred by Landlord until paid. Tenant shall pay to Landlord the amount of all costs so incurred (including, without limitation, costs of disposal, storage and insurance), together with interest at the Agreed Rate, within five (5) Business Days after receipt of an invoice therefor.

(b) If Tenant, with Landlord’s prior written consent, remains in possession of the Premises after expiration of the Lease Tern, and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month-to-month on every applicable term, condition and agreement contained herein (including the payment of Additional Rent), except that monthly Base Rent shall be payable at a rate equivalent to one hundred fifty percent (150%) of the monthly Base Rent in effect immediately prior to such expiration, such payments to be made as herein provided for Base Rent.

Section 17.10 Cumulative Remedies. No remedy or election hereunder by Landlord shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Section 17.11 Covenants and Conditions. Each provision of this Lease to be observed or performed by Tenant shall be deemed both a covenant and a condition.

Section 17.12 Binding Effect: Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the internal laws of the State of California, without resort to choice of law principles.

Section 17.13 Lease to be Subordinate. Tenant agrees that this Lease is and shall be, at all times, without the requirement of satisfaction of any condition precedent, subject and subordinate to (a) the lien of any mortgage, deed of trust or other encumbrances now existing or hereafter executed which Landlord may create against the Premises, the Building or the Project, including all modifications, renewals, extensions and replacements thereof, and (b) all ground or underlying leases now existing or hereafter executed affecting the Premises, the Building or the Project, including all modifications, renewals, extensions and replacements thereof; provided, however, that regardless of any default under any such mortgage, deed of trust or other encumbrance or any sale of the Premises under such mortgage, deed of trust or other encumbrance, and regardless of any default under any such ground or underlying lease or any termination of any such ground or underlying lease, so long as Tenant timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Tenant’s possession and rights hereunder shall not be disturbed by any mortgagee, beneficiary, or ground or underlying lessor, or anyone claiming under or through any such mortgagee, beneficiary, or ground or underlying lessor. Tenant shall execute and deliver any commercially reasonable documents confirming the subordination of this Lease within fifteen (15) days after delivery of same by Landlord, so long as the mortgagee, beneficiary, or ground or underlying lessor agrees therein that this Lease will not be terminated if Tenant is not in default following either the foreclosure of any such mortgage, deed or trust or other encumbrance (or the granting of a deed in lieu thereof) or the termination of any such ground or underlying lease. Tenant hereby agrees that any Subordination, Nondisturbance and Attornment Agreement (“SNDA”) which is substantially in the form attached hereto as Exhibit E or the then-standard form employed by any mortgagee, beneficiary, or ground or underlying lessor shall be deemed to be commercially reasonable for purposes of the immediately preceding sentence. Notwithstanding any subordination of this Lease, in the event of either the foreclosure of any such mortgage, deed or trust or other encumbrance (or the granting of a deed in lieu thereof) or the termination of any such ground or underlying lease, Tenant shall attorn to, and become the tenant of, the successor to Landlord (i.e., such mortgagee, beneficiary or other successor to

Landlord by foreclosure or deed in lieu thereof, or such ground or underlying lessor, as the case may be); provided however, in no event shall any such successor to Landlord (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any offset, defense or counterclaim against Landlord which shall theretofore have accrued to Tenant under this Lease, (iii) have any obligation with respect to any security deposit or letter of credit, unless the same shall have been paid or physically delivered to such successor, or (iv) be bound by any Rent paid more than one month in advance to Landlord or any prior landlord or owner. Promptly following the mutual execution of this Lease, Landlord will use diligent efforts to obtain an SNDA from any existing lender(s) with a lien against the Project as of the date hereof.

Section 17.14 Attorneys’ Fees. In the event any action or proceeding is brought by any party to enforce or interpret the provisions of this Lease, or if any other action or proceeding is brought arising out of or relating to this Lease, the prevailing party in such action or proceeding shall be entitled to recover the reasonable fees of its attorneys, experts and arbitrators, and other costs of suit.

Section 17.15 Signs. Landlord, at Landlord’s sole expense, shall place Tenant’s company name in the Building’s existing lobby directory. Subject to the terms of this Section 17.15, Tenant shall have the non-exclusive right, at Tenant’s sole expense, to install and maintain Tenant’s company name and/or logo (i) on the monument sign for the Building (the “Shared Monument”) in the uppermost signage position on such Shared Monument, and (ii) on the façade at the top of the Building (the “Building Top Signage”) in a location on the Building to be designated by Landlord. Landlord, in its sole and absolute discretion, shall have the right at any time and from time to time to replace, refurbish, redesign or relocate the Shared Monument or add any additional monument signs for the Building (any such replacement, refurbishment, redesign, relocation or addition collectively referred to herein as a “Monument Change”); provided Tenant shall have the non-exclusive right, at Tenant’s expense, to install and maintain Tenant’s company name and/or logo on the new or additional Shared Monument following such Monument Change. Following any Monument Change described in the foregoing sentence, all references to the “Shared Monument” contained herein thereafter shall be deemed to refer to the Shared Monument(s) as replaced, refurbished, redesigned, relocated or added to by such Monument Change. Except as otherwise provided hereinabove with respect to the Shared Monument and Tenant’s Building Top Signage, Tenant shall not place or install on or within any portion of the Premises, the Building, the Common Area or the Project any sign, advertisement, banner, placard, or picture visible from outside the Premises (any such signage together with Tenant’s identification signage on the Shared Monument(s) and Tenant’s Building Top Signage are referred to collectively herein as “Tenant’s Signage”) without Landlord’s prior written consent. All aspects of Tenant’s Signage, including, but not limited to, location, quality, design, color, style, lighting, size, method of attachment and specifications, as applicable, shall be (i) consistent with Landlord’s signage policy set forth on Exhibit D attached hereto and any other signage program for the Building or the Project which may be in effect from time to time, (ii) subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and (iii) in compliance with all applicable governmental laws, ordinances, rules, regulations, codes and approvals. Tenant shall be responsible, at its sole cost and expense, for the installation, maintenance, repair and replacement of Tenant’s Signage, including, without limitation, as may be required in connection with a Monument Change. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Signage and repair any damage resulting therefrom. Notwithstanding anything to the contrary contained in this Section 17.15, Landlord, at its election, shall have the right to perform any and all installation, maintenance, repair, replacement and removal of Tenant’s Signage and to repair any damage resulting therefrom, in which instance Tenant shall pay to Landlord upon demand the cost of such installation, maintenance, repair, replacement, removal and repair (together with interest at the Agreed Rate) within ten (10) days after receipt of an invoice. Tenant shall be responsible, at its sole cost and expense, for obtaining all governmental approvals for Tenant’s Signage, provided that Tenant shall not submit any applications or requests for governmental approvals without first obtaining Landlord’s prior written approval thereof (which approval may be withheld in Landlord’s sole and absolute discretion), and provided further that Tenant shall provide written notice to Landlord of all hearings and meetings with any applicable governmental authority regarding Tenant’s applications or requests for governmental approvals not later than five (5) Business Days prior thereto. Subject to the foregoing, upon request by Tenant from time to time, Landlord agrees (at no cost to Landlord) to reasonably cooperate with Tenant in connection with Tenant’s efforts to obtain all governmental approvals for Tenant’s Signage, provided that Landlord shall have no obligation (and Tenant shall have no right) to agree to or to comply with any conditions which may be imposed upon Landlord or the Building or the Project in connection with any governmental approvals for Tenant’s Signage. Tenant hereby acknowledges and agrees that the governmental approvals for Tenant’s Signage are not conditions to the validity of this Lease, and in the event Tenant fails to obtain any such approvals, this Lease shall continue in full force and effect in accordance with its terms, except that Tenant shall have no right with respect to Tenant’s Signage which is not so approved. The rights contained in this Section 17.15 with respect to Tenant’s Signage shall be personal to the originally named Tenant herein (“Original Tenant”) or an Affiliate and may only be exercised by the Original Tenant or an Affiliate (and not by any other assignee, subtenant or transferee) if and so long as the Original Tenant or an Affiliate then occupies at least seventy-five percent (75%) of the rentable square footage of the Premises, and in all instances shall apply only with respect to Tenant’s company name as of the date of this Lease or a name otherwise approved by Landlord pursuant to this Section 17.15. Should the name of Original Tenant be legally changed or should Tenant’s Signage be assigned to an Affiliate (any such other name referred to herein as a “New Name”), Tenant, at its sole cost and expense, shall be entitled to modify Tenant’s name as the same appears on Tenant’s Signage to reflect Tenant’s New Name, so long as Tenant’s New Name is not an Objectionable Name. As used herein, the term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building or the Project, as determined by Landlord in its sole, reasonable discretion.

Section 17.16 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

Section 17.17 Quiet Possession. Landlord covenants that Tenant, upon timely paying the Rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, shall have quiet possession of the Premises for the Lease Term, subject to all of the covenants, conditions and provisions of this Lease.

Section 17.18 Easements and Further Development. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with Tenant’s use or enjoyment of or access to the Premises or Tenant’s parking rights granted hereunder. Tenant shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting, recordation and subordination of the Lease to same, upon request of Landlord, and failure to do so within ten (10) Business Days after a written request to do so shall constitute a material breach of this Lease, provided that Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses (including reasonable attorneys’ fees) necessarily incurred in the performance of Tenant’s obligations under this Section 17.18. In addition, notwithstanding anything to the contrary contained herein, Landlord itself and through its agents, employees and contractors shall be entitled to further improve the Project in the event that Landlord or its affiliate has or obtains the legal right to further develop the Project, either alone or in connection with acquiring a property adjacent to the Project. Such development efforts by Landlord may include, without limitation, the temporary relocation, restriping, or reconfiguration of the parking areas, application for building permits and other development approvals, parcelization, lot combination or merger, lot line adjustment of the lots underlying the Project, and construction of buildings and parking structures. Tenant agrees to execute such commercially reasonable documents and take such actions as reasonably necessary to assist Landlord with such efforts and actions. Tenant agrees that such efforts and actions of Landlord shall not constitute constructive eviction of Tenant from the Project or the Premises. Following any parcelization, lot combination or merger, or lot line adjustment of the land underlying the Project, Landlord and Tenant agree to amend this Lease to conform the descriptions of the Premises, the Building, the Common Areas, the Project, and the parking areas contained therein, to the parcelization, lot combination or merger, lot line adjustment, or reconfiguration. Landlord agrees to minimize the disruption of Tenant’s use and enjoyment of the Premises and the Common Area (including parking areas) to the extent reasonable given Landlord’s efforts and actions described herein.

Section 17.19 Existence and Authority. Each of the persons executing this Lease on behalf of Tenant and Landlord do hereby represent and warrant that they are authorized to do so in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority. Tenant and Landlord do hereby represent and warrant that they are duly formed, validly existing and is in good standing under the laws of the state in which it was formed, that they are qualified to do business in California, and that they have full right and authority to enter into this Lease. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

Section 17.20 Force Majeure Delays. In any case where either party hereto is required to do any act (other than the payment of money), and the performance of such act is prevented,

delayed or stopped due to Acts of God or nature, war, terrorism, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, or unusually severe weather (collectively, “Force Majeure Delays”), the time for performance of such act (whether designated by a fixed date, a fixed time or a “reasonable time”) shall be deemed to be extended by the period of such prevention, delay or stoppage.

Section 17.21 Hazardous Materials.

(a) Definition of Hazardous Materials and Environmental Laws.

“Hazardous Materials” means any chemical, substance, petroleum, pollutant, product, waste or other material of any nature whatsoever (collectively called “Hazardous Materials”) subject to regulation pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq.; the Clean Air Act, 42 U.S.C. sections 7401 et seq.; the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); California Health and Safety Code sections 25214.9 et seq. (Electronic Waste); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq.; all of the foregoing as may be amended from time to time; or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, warning, disclosure, management, storage, disposal, release, response, removal and remediation costs) or standards of conduct or performance concerning any Hazardous Material as now or at any time hereafter may be in effect (collectively, “Environmental Laws”).

(b) Use of Hazardous Materials. Except for Hazardous Materials included within ordinary office and cleaning supplies, Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Tenant, its agents, employees, contractors, licensee, guests, visitors or invitees without the prior written consent of Landlord. Landlord shall not unreasonably withhold such consent so long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Materials and the quantity thereof are necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Tenant shall, at all times, provide any required warnings or disclosure, and shall use, keep, store, and handle all such Hazardous Materials in or about the Project in compliance with all applicable Environmental

Laws. Tenant shall not treat or dispose of Hazardous Materials at the Project. Tenant shall properly dispose of Hazardous Materials at a off-site facility in accordance with Environmental Laws, and shall properly remove from the Premises or the Project, as applicable, all Hazardous Materials used or brought onto the Project during the Lease Term from the Premises or Project prior to the expiration or earlier termination of the Lease.

(c) Tenant’s Environmental Indemnity. Tenant agrees to indemnify and hold Landlord harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of a breach of this Section 17.21 or the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Project, and/or subsurface or ground water, after the Delivery Date from an act or omission of Tenant (or Tenant’s successor), its agents, employees, invitees, vendors or contractors.

(d) Tenant’s Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Premises after the Delivery Date is a result from an act or omission of Tenant (or Tenant’s successors), its agents, employees, invitees, vendors, contractors, guests, or visitors and such Hazardous Materials contaminate the Project or any water or soil beneath the Project, Tenant shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Landlord’s consent to such action shall first be obtained, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Notification. Landlord and Tenant each agree to promptly notify the other of (i) the existence of (other than ordinary office and cleaning supplies) or any release of Hazardous Materials in, on or about the Premises or the Building, and (ii) any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Project.

Section 17.22 Modifications Required by Landlord’s Lender. If any current or prospective lender or ground lessor for the Building or the Project requests a modification of this Lease that will not increase Tenant’s cost or expense or materially and adversely change Tenant’s rights and obligations hereunder, in Tenant’s reasonable discretion, then this Lease shall be so modified and Tenant shall execute whatever documents are required by such lender or ground lessor and deliver the same to Landlord within ten (10) days after the request.

Section 17.23 Brokers. Landlord shall pay to the real estate brokers named in the Summary (collectively, the “Brokers”) any commission owing to the Brokers in connection with this Lease pursuant to separate written agreement. Landlord and Tenant represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except for the Brokers, and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys’ fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.

Section 17.24 Survival. Except as otherwise provided for herein, all covenants and obligations arising out of this Lease shall survive the expiration or earlier termination of this Lease and shall remain outstanding until satisfied in full.

Section 17.25 Lease Guaranty. Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall cause its parent corporation, Visto Corporation, a Delaware corporation, to execute and deliver to Landlord a Continuing Guaranty of Lease in the form attached hereto as Exhibit H.

Section 17.26 OFAC Compliance.

(a) As used herein “Blocked Party” shall mean any party or nation that (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (ii) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(b) As a material inducement for Landlord and Tenant (each, hereinafter, a “Party”) entering into this Lease, Landlord and Tenant each warrants and represents to the other Party that none of such Party, any affiliate of such Party, any partner, member or stockholder in such Party, or any affiliate of such Party, or any beneficial owner of such Party, any affiliate of such Party or any such partner, member or stockholder of such Party (collectively, a “Party Owner”): (1) is a Blocked Party; (ii) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (iii) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalf of any Blocked Party. Each Party making such warranty and representation shall immediately notify the other Party if any of the foregoing warranties and representations made by such Party becomes untrue during the Lease Term. Notwithstanding the foregoing, so long as any Party, any affiliate of any Party, any beneficial owner or any Party or any Party Owner is a publicly traded company, the representation and warranty of such Party set forth above shall be amended to delete any and all references to any stockholder in or of such publicly traded company.

(c) Neither Landlord nor Tenant shall: (i) knowingly transfer or permit the transfer of any interest in such Party or any Party Owner to any Blocked Party; or (ii) make an assignment, sublease or other transfer to any Blocked Party or party who is engaged in illegal activities.

(d) If at any time during the Lease Term (1) Tenant or any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (ii) any of the representations or warranties of Tenant set forth in this Section become untrue; or (iii) Tenant breaches any of the covenants set forth in this Section, the same shall be subject to the provisions of Section 12.01. If at any time during the Term (1) Landlord or any Landlord Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (ii) any of the representations or warranties of Landlord set forth in this Section become untrue; or (iii) Landlord breaches any of the covenants set forth in this Section, the same shall be subject to the provisions of Section 12.03.

Section 17.27 Definition of Business Day. “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a nationally recognized federal holiday pursuant to Federal law (5 U.S.C. 6103).

Section 17.28 Not Binding Until Fully Executed; Counterparts; Electronic Copies. This document shall not be binding on Landlord or Tenant in any way or confer any rights or remedies to any persons unless and until, if ever, Landlord and all prospective parties hereto, at their sole discretion, have duly executed and delivered duplicate originals hereof to each other and have otherwise satisfied all other conditions herein to the effectiveness hereof. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The parties may deliver executed copies of this Lease by facsimile or electronic transmission and upon receipt such copies shall be effective as originals.

Section 17.29 Financial Reporting. Tenant hereby represents and warrants and covenants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete in all material respects at the time of delivery to Landlord. As of the date of this Lease, Tenant does not have audited financial statements; but Tenant is in the process of obtaining an audit of its financial statements (which are consolidated with Guarantor’s, and which audit is expected to be completed in August, 2011), and Tenant shall deliver a true, correct and complete copy of such audit promptly upon the completion thereof, including any accompanying audit report and notes. Thereafter, during any period when shares of stock in Tenant are not publically traded, Tenant shall deliver to Landlord a copy of the consolidated annual financial statements of Tenant and the Guarantor, including balance sheets, statements of income and expenses, and cash flow statements for the most recent fiscal year, certified and, with respect to Guarantor only, audited by independent public accountants of recognized standing, within ninety (90) days following the end of each fiscal year of Tenant (provided, however, that if, despite reasonable efforts by Tenant, such annual financial statements have not been completed within such 90 day period, then Tenant shall provide such annual financial statements as soon as such statements are available, but in no event later than 180 days after the end of Tenant’s fiscal year). Within thirty (30) days after the end of each quarter between delivery of the annual financial statements, Tenant shall deliver to Landlord a copy of the consolidated quarterly financial statements of both Tenant and Guarantor, including balance sheets, statements of income and expenses, and cash flow statements for the most recent fiscal quarter, which quarterly financial statements shall be certified to Landlord by an officer of Tenant or Guarantor, as applicable. Landlord shall maintain in confidence all such financial information; provided, however, (i) Landlord shall have the right to disclose such information to its attorneys, accountants, mortgagees, prospective lenders, partners, prospective partners, investors, prospective investors, property managers and consultants and others with a business need to know, provided that Landlord shall inform all such persons of the confidential nature of such information and the requirements and limitations of this Section and shall use all reasonable efforts to cause such persons to retain such information in confidence, (ii) Landlord shall have the right to disclose such financial information to the extent required by applicable law or court order and to the extent the same is relevant in any dispute between Landlord and Tenant; and (iii) Landlord shall have the right to disclose such financial information to the extent the same is already publicly available information.

Section 17.30 List of Exhibits and Schedules.

EXHIBIT Al: Real Property Legal Description

EXHIBIT A2: Project Site Plan

EXHIBIT A3: Premises Floor Plan

EXHIBIT B: Memorandum of Commencement of Lease Term

EXHIBIT C: Work Letter

EXHIBIT D Signage Exhibit

EXHIBIT E SNDA

EXHIBIT F Rules and Regulations

EXHIBIT G Form of Estoppel Certificate

EXHIBIT H Continuing Guaranty of Lease

LANDLORD AND TENANT EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREES THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

(Signatures on next page)

Executed at Sunnyvale, California, as of the date set forth in the Summary.

LANDLORD:				ADDRESS:

NORTH MARY OFFICE LLC,				c/o Rockwood Capital
a Delaware limited liability company				Two Embarcadero Center, Suite 2360
San Francisco, California 94111
By:	NorthRock Core Fund, L.P.,			Attention: Crossroads Project Asset
	a Delaware limited partnership			Manager or Peter Kaye
its Sole Member
With a copy to:
	By:	NorthRock General Partner, LLC,
		a Delaware limited liability company		North Mary Office LLC
		its General Partner		c/o Rockwood Capital
10 Bank Street, 11th Floor
White Plains, New York 10606
Attention: Real Estate Counsel or
David Becker
		By:	/s/ Edmond A. Kavounas
		Name:	Edmond A. Kavounas
		Its:	Managing Member

TENANT:				ADDRESS:

GOOD TECHNOLOGY, INC.,				101 Redwood Shores Parkway, Suite 400
a Delaware corporation				Redwood City, California 94065
Attention: [Legal Dept.]
By:	/s/ David Russian
Name:	David Russian
Its:	CFO

By:	/s/ Cecilia Lobdill
Name:	Cecilia Lobdill
Its:	VP Finance

EXHIBIT Al

REAL PROPERTY LEGAL DESCRIPTION

Real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

PARCEL 3, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED NOVEMBER 30, 1988 IN BOOK 593 OF MAPS, PAGES 44 AND 45, SANTA CLARA COUNTY RECORDS.

APN: 165-32-007

Ex A1

EXHIBIT A2

PROJECT SITE PLAN

Ex A2

EXHIBIT A3

PREMISES FLOOR PLAN

Ex A3

Ex A3

EXHIBIT B

MEMORANDUM OF COMMENCEMENT OF LEASE TERM

THIS COMMENCEMENT MEMORANDUM (the “Memorandum”), made as of                     , by and between North Mary Office LLC, a Delaware limited liability company (“Landlord”), and Good Technology, Inc., a Delaware corporation (“Tenant”).

Recitals:

Landlord and Tenant are parties to that certain Triple Net Space Lease, dated             , 2011 (the “Lease”) for certain premises (the “Premises”) at the building commonly known as 430 North Mary Avenue, Sunnyvale, California 94063.

Pursuant to Article III, Section 3.01 of the Lease, the parties to said Lease agree to the following:

The Lease Commencement Date is                     , 20  , and the Lease Term commenced on said date. The Expiration Date for the [Initial] [Lease] Term is                     , 20  .

Each person executing this Memorandum certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated. Executed as of                     , 20  , at Sunnyvale, Santa Clara County, California.

“Landlord”

NORTH MARY OFFICE LLC,

a Delaware limited liability company

By:	NorthRock Core Fund, L.P.,
a Delaware limited partnership
its Sole Member

	By:	NorthRock General Partner, LLC,
a Delaware limited liability company
its General Partner

By:
Name:
Its:

“Tenant”

GOOD TECHNOLOGY. INC., a Delaware corporation

By:
Name:
Its:

Ex B1

EXHIBIT C

WORK LETTER

This Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction of the Premises. All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit C.

ARTICLE I

GENERAL CONSTRUCTION OF THE PREMISES

Section 1.01 Tenant acknowledges that Landlord or its predecessor-in-interest has previously constructed the base, shell, and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”), and Tenant shall accept the Base, Shell, and Core in its current “As Is” condition existing as of the date of the Lease and the Lease Commencement Date, subject only to any representations and warranties made in the Lease. Landlord shall install in the Premises certain Tenant Improvements (as defined below) pursuant to the provisions of this Work Letter. In addition, Landlord shall, at Landlord’s sole cost and expense, remove from the Premises all of the work stations and other furniture existing therein as of the date of the Lease and shall cause those portions of the Premises that are not affected by the installation of the Tenant Improvements to be professionally cleaned prior to the Lease Commencement Date (“Landlord’s Removal and Premises Cleaning”). Except for the work to be undertaken by Landlord pursuant to Section 5.03(b) of the Lease (or as expressly provided for in any other Section of the Lease), Landlord’s Removal and Premises Cleaning, and the Tenant Improvement work described in this Work Letter, and except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

ARTICLE II

TENANT IMPROVEMENTS

Section 2.01 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding, Twenty Dollars ($20.00) per rentable square foot of the Premises (i.e., $1,605,840.00), for the costs of the design, permitting and construction of Tenant’s initial improvements which are permanently affixed to the Premises, including, without limitation, walls, electrical, mechanical, fire protection, plumbing, flooring, carpet, wall coverings and millwork (collectively, the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below); subject, however, to the terms of
Section 4.07(e)(i) of the Lease regarding the reduction in the amount of the Letter of Credit Security in the event that the full amount of the Tenant Improvement Allowance is not used to pay for Tenant Improvement Allowance Items.

Section 2.02 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, which disbursement process shall require the Architect to make field verifications and written certifications as required by Landlord in connection with Landlord’s disbursements to Contractor (as defined below)) only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

(a) Payment of (i) the fees of the Architect and the Engineers (as defined below), (ii) charges for Landlord’s construction consultant and Building engineer, and (iii) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (as defined below);

(b) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

(c) The cost of construction of the Tenant Improvements, including, without limitation, any cost of after-hours freight elevator usage;

(d) The cost of any changes in the Base, Shell, and Core when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(e) The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

(f) Sales and use taxes; and

(g) All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

In no event shall the Tenant Improvement Allowance Items include any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furniture partitions or systems, furnishings, telephone, telecommunications, data and security wiring, cabling and equipment, or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.

Section 2.03 Specifications for Building Standard Components. Landlord may establish specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Specifications, if any, shall be supplied by Landlord to Tenant. Unless otherwise agreed to by Landlord in writing, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications as Landlord may reasonably require from time to time.

ARTICLE III

CONSTRUCTION DRAWINGS

Section 3.01 Construction Drawings. The architect/space planner (the “Architect”), designated by Landlord shall prepare the Construction Drawings (as defined below); and Contractor’s engineering consultants (the “Engineers”) shall prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings shall be prepared by the Architect and the Engineers based upon the Final Space Plan (as defined below) and shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s review of the Construction Drawings as set forth in this Section 3 shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

Section 3.02 Final Space Plan. The final space plan for Tenant Improvements in the Premises (the “Final Space Plan”) has been approved by Landlord and Tenant and is attached to the Work Letter as Schedule 1.

Section 3.03 Final Working Drawings. The Architect and Engineers shall prepare the architectural and engineering drawings for the Premises based on the Final Space Plan, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings (collectively, the “Final Working Drawings”) in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (the “Permits”). Tenant shall cooperate with the Architect and the Engineers and provide to the Architect and Engineers such information as they may request in order to prepare and complete such Final Working Drawings and obtain Tenant’s approval thereof on or before the date set forth in Schedule 2. On or before said date, the Final Working Drawings approved by Tenant shall be delivered by the Architect to Landlord for review, and Landlord shall approve or disapprove such Final Working Drawings, in Landlord’s reasonable judgment, within five (5) Business Days after delivery thereof by the Architect. If Landlord disapproves such Final Working Drawings or any portion thereof, Landlord shall specify in writing the reasons for such disapproval, and the Architect, in consultation with Tenant, shall, within five (5) Business Days after receipt of Landlord’s disapproval, revise such Final Working Drawings and resubmit them to Landlord for Landlord’s review and approval or disapproval within five (5) Business Days after delivery thereof by the Architect, This process shall be repeated, if necessary, until the Final Working Drawings have been approved by Landlord.

Section 3.04 Approved Working Drawings. The Final Working Drawings approved by Landlord (the “Approved Working Drawings”) shall be submitted by the Contractor to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor to commence and fully complete the construction of the Tenant Improvements. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly delay the Substantial Completion of the Premises and/or would result in an Over-Allowance Cap (as defined below).

Section 3.05 Time Deadlines. Tenant agrees to comply with the applicable dates for approval of items, plans and drawings and such other matters as described in this Section 3, Section 4 below, and elsewhere in this Work Letter (the “Time Deadlines”).

ARTICLE IV

CONSTRUCTION OF THE TENANT IMPROVEMENTS

Section 4.01 Contractor. Landlord shall obtain bids (i.e., general contractor’s fee and general conditions) for the Tenant Improvement work from Skyline Construction and two other general contractors. The lowest responsible bidder, as determined by Landlord in Landlord’s good faith judgment, shall be selected and engaged by Landlord to construct the Tenant Improvements (the “Contractor”). The contract for construction of the Tenant Improvements shall be based upon the cost of such construction plus a negotiated fee and general conditions, and such contract shall provide for bidding and pricing processes and procedures for construction of the Tenant Improvements that are reasonably satisfactory to Landlord and Tenant. Landlord may elect, at its option, to select an affiliate of Landlord as one of the general contractors bidding the Tenant Improvement work as described in the first sentence of this Section 4.01; provided, however, that in such case Landlord shall obtain bids from at least two (2) non-affiliated general contractors.

Section 4.02 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the “Cost Proposal”). Notwithstanding the foregoing, portions of the cost of the Tenant Improvements may be delivered to Tenant as such portions of the Tenant Improvements are priced by Contractor (on an individual item-by-item or trade-by-trade basis), even before the Approved Working Drawings are completed (the “Partial Cost Proposal”). Tenant shall approve or disapprove and deliver the Cost Proposal to Landlord within five (5) Business Days after Tenant’s receipt of the same (or, as to a Partial Cost Proposal, within two (2) Business Days after Tenant’s receipt of the same); provided, however, that if Tenant disapproves the Cost Proposal or any such Partial Cost Proposal, together with such disapproval Tenant must deliver to Landlord such proposed changes to the Approved Working Drawings as will permit Landlord to obtain a Cost Proposal or Partial Cost Proposal that would be acceptable to Tenant, which proposed changes shall be subject to Landlord’s reasonable approval. Tenant’s failure to timely respond to any Cost Proposal or Partial Cost Proposal shall be deemed Tenant’s approval of same. The date by which Tenant approves the Cost Proposal, or the last Partial Cost Proposal from Landlord, as the case may be, shall be known hereafter as the “Cost Proposal Delivery Date.” The total of all Partial Cost Proposals, if any, shall be known as the Cost Proposal. Notwithstanding anything above to the contrary, if upon Landlord’s delivery of any Partial or final Cost Proposal to Tenant, the Over-Allowance Amount (as defined below) is determined to be greater than an amount equal to twenty-five percent (25%) of the Tenant Improvement Allowance (the “Over-Allowance Cap”), then Landlord, in Landlord’s sole discretion, shall have the right to revise the Approved Working Drawings and/or any other Construction Drawings (and submit the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld) to reduce the Over-Allowance Amount to an amount less than the Over-Allowance Cap and Landlord may refuse to sign any construction contract until such revisions to the Approved Working Drawings and/or any other Construction Drawings are approved by Tenant.

Section 4.03 Construction of Tenant Improvements by Landlord’s Contractor under the Supervision of Landlord,

(a) Over-Allowance Amount. On the Cost Proposal Delivery Date and, in any event, prior to the commencement of the construction of the Tenant Improvements, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. If, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements as a result of requests made by Tenant or as otherwise specified in Section 5.01(h) below, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount and, in any event, prior to the commencement of the construction of the revisions, changes or substitutions. Promptly following completion of construction of the Tenant Improvements and payment of all costs incurred in connection therewith, Landlord shall prepare and deliver to Tenant a reasonably detailed reconciliation of (i) the total cost of the Tenant Improvements, including all Tenant Improvement Allowance Items, and (ii) the total amount of the Tenant Improvement Allowance and the Over-Allowance Amount payments previously made by Tenant pursuant to the foregoing provisions of this Section. To the extent that such reconciliation discloses that the total costs of the Tenant Improvements exceeds the amount of the Tenant Improvement Allowance plus all Over-Allowance Amount previously paid by Tenant, Tenant shall pay the amount of such shortfall to Landlord within thirty (30) days after receipt of such reconciliation. To the extent that such reconciliation discloses that the total costs of the Tenant Improvements is less than the amount of the Tenant Improvement Allowance plus all Over-Allowance Amounts previously paid by Tenant, Landlord shall pay the amount of such overage to Tenant at the time that Landlord delivers such reconciliation to Tenant.

(b) Landlord Supervision. After Landlord selects the Contractor, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor.

(c) Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements,

which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

ARTICLE V

COMPLETION OF THE TENANT IMPROVEMENTS;

COMMENCEMENT DATE

Section 5.01 For purposes of this Lease the Premises shall be “Substantially Complete” upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punchlist items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, if any. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

(d) Tenant’s failure to comply with the Time Deadlines;

(e) Tenant’s requested changes in the Final Space Plan;

(f) Tenant’s failure to timely approve any matter requiring Tenant’s approval, including a Partial Cost Proposal or the Cost Proposal;

(g) a breach by Tenant of the terms of this Work Letter or the Lease (including, without limitation, any anticipatory breach by Tenant described in Section 6.05 below);

(h) Tenant’s request for changes in the Approved Working Drawings, including, without limitation, any change requested by Tenant pursuant to Section 4.02 above;

(i) Tenant’s requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the Anticipated Commencement Date) or which are different from, or not included in, the Specifications;

(j) changes to the Base, Shell, and Core required by the Approved Working Drawings;

(k) any changes in the Construction Drawings and/or the Tenant Improvements required by (i) applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord), and/or (ii) Landlord pursuant to Section 4.02 above; or

(l) any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay(s), as set forth above, had occurred (but in such case, the Lease Commencement Date shall not be earlier than the Anticipated Commencement Date, unless Tenant commences to conduct business in the Premises prior to the Anticipated Commencement Date, in which case the Lease Commencement Date shall be the date that Tenant commences to conduct business in the Premises).

ARTICLE VI

MISCELLANEOUS

Section 6.01 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with, or delay, Contractor’s work in the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing any necessary furniture, equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.01, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry, and Landlord will reasonably cooperate with Tenant to coordinate Landlord’s Contractor’s work of constructing the Tenant Improvements with such access by Tenant for the installation of Tenant’s furniture, equipment and fixtures. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Building and the Premises, or interfere with the general operation of the Building and/or the Project; and such entry shall be subject to the site management rules of Landlord and Landlord’s Contractor. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.01.

Section 6.02 Tenant’s Representative. Tenant has designated the individual named as Tenant’s Representative in the Summary as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

Section 6.03 Landlord’s Representative. Landlord has designated the individual named as Landlord’s Representatives in the Summary as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

Section 6.04 Time of the Essence in This Work Letter. Unless otherwise indicated, all references in this Work Letter to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

Section 6.05 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 12.01 of the Lease or any default by Tenant under this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written, including electronic, notice instructing Landlord to cease the design and/or construction of the Tenant Improvements and/or that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of the Lease) has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 5.01 above), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord as a Tenant Delay). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to an event of default by Tenant as described in Section 12.01 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 6.05), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter, and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) Business Days after Tenant’s receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

Section 6.06 Independent Entities. The terms of this Work Letter shall not be deemed modified in any respect if an affiliate of Landlord is retained as Contractor, it being understood and agreed that Landlord and Contractor, regardless of the identity of the Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

SCHEDULE I TO WORK LETTER

FINAL SPACE PLAN

Ex. C - 10

Ex. C - 11

SCHEDULE 2 TO WORK LETTER

TIME DEADLINES

Date	Actions to be Performed

1. June 17, 2011	Final Working Drawings approved by Tenant to be delivered to Landlord for review.

Ex. C - 12

EXHIBIT D

SIGNAGE EXHIBIT

SIGNAGE POLICY

The exact size, design, color, location and materials of the Shared Monument, Tenant’s sign on the Shared Monument and Tenant’s Building Top Signage will be determined by Landlord in its sole and absolute discretion, provided that Landlord will not unreasonably withhold its consent to a Tenant sign which employs a design and color commonly used by such Tenant for marketing purposes so long as it fits within the space allocated by Landlord, and so long as it is in keeping with the overall design scheme of the Project. Landlord reserves the right, to be exercised in its sole and absolute discretion, to permit any multi-floor tenant to place signage on the exterior surfaces of the Building, as well as the right to allow different or additional signage anywhere in the Project.

Ex. D

EXHIBIT E

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

This instrument was drafted by

and after recording return to:

[Lender]

Attention:

(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT is made and entered into as of the day of                     , 2011, by and between [                    , a                                          ], having an address at [            ] North Mary Avenue, Suite [            ], Sunnyvale, California 94085 (herein, together with its successors and assigns, referred to as “Tenant”) and [                    , a                                          ], having an address at [                    ] (herein, together with its successors and assigns, referred to as “Lender”).

WITNESSETH:

Whereas, North Mary Office, LLC, a Delaware limited liability company (its respective successor and assign, referred to as “Landlord”) and Tenant have executed a certain Triple Net Space Lease dated [                    ] (herein, together with all amendments, modifications, restatements, extensions or renewals thereof or supplements thereto, whether now or hereafter existing, referred to as the “Lease”) pursuant to which Landlord has leased the premises described in the Lease (herein, as such premises are constituted from time to time, referred to as the “Premises”) to Tenant as more fully described in the Lease;

Whereas, Landlord (or Landlord’s predecessor-in-interest) has mortgaged the real property described on Exhibit A attached hereto (the “Mortgaged Property”) of which the Premises constitute all or part by a certain mortgage to Lender (the “Mortgage”) dated as of [                    ] and recorded on [                    ], as Document Number [                    ] in the official records of Santa Clara County, State of California;

Whereas Tenant desires to insure its peaceful and quiet use and enjoyment of the Premises; and

Ex E - 1

Whereas, Tenant and Lender are willing to agree that the Lease shall be subject and subordinate to the Mortgage but shall remain in full force and effect in the event that any proceedings are brought involving foreclosure of the Mortgage, or if Lender or a purchaser at foreclosure or other sale succeeds to Landlord’s interest with respect to any part of the Mortgaged Property.

Now, Therefore, in consideration of the mutual agreements herein contained, Tenant and Lender agree as follows:

1. Subordination. The Lease shall be, and the same is hereby made, subject and subordinate to the Mortgage.

2. Tenant Not to be Named. Lender will not name Tenant as a party-defendant, or otherwise join Tenant or disturb Tenant’s possession under the Lease, in any judicial or non-judicial foreclosure of the Mortgage.

3. Non-Disturbance. If any proceedings are brought by Lender to (a) foreclose the Mortgage or (b) to succeed to the interest of Landlord by foreclosure, deed in lieu thereof or otherwise, Tenant and Lender agree that the Lease (including any options to purchase or rights of first refusal upon purchase contained therein) shall in accordance with all its terms, conditions and covenants remain in full force and effect as a direct lease between Lender or such foreclosure sale purchaser and Tenant for the unexpired balance (and any extensions or renewals provided for in the Lease, including, without limitation, any extensions or renewals pursuant to options contained in the Lease and previously, at that time or thereafter exercised by Tenant) of the term of the Lease, with the same force and effect as if originally entered into with Lender; and Tenant’s possession of the Premises and rights, options, privileges and remedies under the Lease shall not be diminished, interfered with or disturbed by Lender by such foreclosure under the Mortgage or by any such attempt to foreclose or to succeed to the interest of Landlord by foreclosure, deed in lieu thereof, or otherwise. Notwithstanding the foregoing, in no event shall Lender be:

3.01 liable for any act, omission, default, misrepresentation or breach of warranty of any previous landlord (including Landlord) or obligations accruing prior to Lender’s actual ownership of the Mortgaged Property; however, if any act, omission, misrepresentation, or breach of warranty is of a continuing nature, Lender becomes responsible for such matter on and after the date Lender acquires ownership of the Mortgaged Property, but only with respect to such matters accruing from and after the date Lender acquires ownership of the Mortgaged Property;

3.02 subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

3.03 bound by any prepayment of rent, additional rent or other payments made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance (“Prepaid Rent”);

Ex E - 2

3.04 bound by any amendment or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Lender, except for any assignment or sublease permitted to be made under the terms of the Lease or without Landlord’s prior written consent; or

3.05 liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Lender,

4. Attornment. In the event of any such foreclosure or succession to the interest of Landlord by deed in lieu thereof or otherwise by Lender or by any purchaser of such interest through foreclosure or other sale, Tenant shall attorn to and shall be bound to Lender or such purchaser under all of the terms, conditions and covenants in the Lease for the unexpired balance (and any extensions or renewals provided for in the Lease, including, without limitation, any extensions or renewals pursuant to options contained in the Lease and previously, at the time or thereafter exercised by Tenant) of the term of the Lease without the execution of any further instrument on the part of the parties hereto.

5. Proceeds. All condemnation awards or insurance proceeds paid or payable with respect to the Mortgaged Property, including the Premises, and received by Lender will be applied as set forth in the Lease.

6. Mortgagee Protection. From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender, and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender and following the time when Lender shall have become entitled under the Mortgage to remedy the same; provided, however, that Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord and therefore not susceptible to cure by Lender.

7. Notices. Whenever in this Agreement or in any proceedings involving the foreclosure of or attempt to foreclose the Mortgage or exercise of any power of sale it shall be required or desired that notice or demand be given or served by either party hereto, such notice or demand shall be in writing and shall be given by United States certified or registered mail, postage prepaid, return receipt requested, or by messenger or overnight delivery, addressed to the party for whom it is intended at the following addresses:

To Tenant:	[ ]
[ ]
[ ]
[ ]

Ex E - 3

To Lender:	[ ]
[ ]
[ ]
[ ]

or to such other addresses as may hereafter be designated by either party by notice to the other given in accordance with this paragraph. Notice shall be deemed given when actually received or refused.

8. Successors and Assigns. The obligations and covenants of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal and legal representatives, successors and assigns.

9. Release. This Agreement shall remain in full force and effect until such time as the Mortgage is released of record and no longer affects the Mortgaged Property.

10. Recording. The parties hereto agree that this Agreement may be recorded in the public records in the county where the Premises are located.

11. Limitation on Liability. In the event that Lender shall acquire title to the Premises or the Mortgaged Property, Lender shall have no obligation, nor shall it incur any liability, beyond Lender’s then equity interest, if any, in the Mortgaged Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease or for recovery of any judgment from Lender, and in no event shall Lender, or any of its officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment. Lender represents and warrants to Tenant that the loan secured by the Mortgage was made by Lender in accordance with Lender’s customary underwriting standards.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Ex E - 4

IN WITNESS WHEREOF, Lender and Tenant have executed this Agreement as of the day and year first above written.

LENDER:

[ ],

a [ ]

By:
Name:
Title:

TENANT:

[ ],

a [ ]

By:
Name:
Title:

Ex E - 5

STATE OF CALIFORNIA            )

                                                         )

COUNTY OF                                 )

On                     , before me,                     , a Notary Public, personally appeared                     who proved to me on the basis of satisfactory evidence to be the person(s) whose names) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

STATE OF CALIFORNIA            )

                                                         )

COUNTY OF                                 )

On                     , before me,                     , a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose names) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Ex E - 6

EXHIBIT F

RULES AND REGULATIONS

1. Tenant and Tenant’s employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Building, and they shall use the same only as passageways to and from their respective work areas. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building without Landlord’s consent or make any roof or terrace penetrations, except as expressly permitted by the Lease or with Landlord’s written consent. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

2. Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Area of the Project shall not be covered or obstructed by the Tenant. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Except in connection with ordinary and customary interior decorating, Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. The reasonable and actual, out-of-pocket expense of repairing any breakage, stoppage or damage resulting from a violation of the foregoing rule shall be borne by Tenant.

3. Except as otherwise provided for in the Lease, (i) no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, (ii) Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule, and (iii) all approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom.

5. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

6. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

Ex F - 1

7. Heating, ventilation and air conditioning (“HVAC”) will be provided when necessary for normal comfort for general office use during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, excluding Holidays (such hours are collectively referred to herein as “Building Hours”). As used herein, “Holidays” shall include New Year’s Day, Washington’s Birthday (observed), Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and any other national or state holiday customarily recognized by operators of comparable Buildings. HVAC service shall be provided to the Premises other than during Building Hours (for a minimum period of three (3) consecutive hours at a time), provided that Tenant shall pay to Landlord for each such hour of HVAC service during non-Building Hours, the then prevailing charge by Landlord for such service. Amounts payable by Tenant under the Lease shall be paid as Additional Rent within fifteen (15) days following Tenant’s receipt of Landlord’s billing therefor. Tenant agrees to reasonably cooperate with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of the Building HVAC system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or unreasonably tamper with, touch or otherwise affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s unreasonably tampering with room thermostats, defects in the HVAC system as installed by Tenant, or Tenant’s failure to comply with its obligations under this Section, or Tenant’s heat or cold generation in excess of that which is customary for general office use.

8. Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

9. If Tenant desires telegraphic, telephonic, burglar alarm or similar services, Tenant first shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld), and shall comply with Landlord’s instructions for their installation.

10. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by Landlord,

11. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law (i.e., local area uniform live loads of one hundred (100) pounds per square foot) Tenant’s business machines and mechanical equipment which cause noise or vibration which may be

Ex F - 2

transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

12. Tenant shall not use or keep in the Premises any Hazardous Materials, except as expressly permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

13. Landlord may reasonably limit weight, size and position of all safes, fixtures and other equipment used in the Premises. If Tenant shall require extra heavy equipment, Tenant shall notify Landlord of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment shall be repaired at the expense of Tenant,

14. Tenant and Tenant’s officers, agents and employees shall not make nor permit any loud, unusual or improper noises that unreasonably interfere with other Tenants or those having business with them, nor bring into or keep within the Project any animal or bird or any bicycle or other vehicle, except such vehicle as Landlord may from time to time permit and guide dogs.

15. No machinery of any kind will be allowed in the Premises without the written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

16. All freight must be moved into, within and out of the Project only during such reasonable hours and according to such reasonable regulations as may be posted from time to time by Landlord.

17. Except as provided in the Lease, no aerial or satellite dish or similar device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

18. All garbage, including wet garbage, refuse or trash shall be placed by the Tenant in the receptacles appropriate for that purpose and only at locations prescribed by the Landlord and in accordance with Landlord’s refuse and recycling plan as may be amended from time to time.

19. Tenant shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

Ex F - 3

20. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

21. Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

22. Tenant shall observe all security regulations issued by the Landlord and comply with instructions and/or directions of the duly authorized security personnel for the protection of the Project and all tenants therein, except to the extent such regulations unreasonably and materially limit Tenant’s right of access to the Premises and Project’s parking facilities or prohibit Landlord from entering “Secured Areas,” all as provided in the Lease.

23. Landlord will furnish Tenant, free of charge, with two (2) keys to Tenant’s premises entrance. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, along with all of the cards for the card key system to the Building and in the event of loss of any keys or cards furnished by Landlord, shall pay Landlord therefor.

24. Tenant’s requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

25. To the extent Tenant has been granted any parking privileges in the Lease, Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the parking areas serving the Building overnight, nor park any vehicles in the parking areas serving the Building, other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

26. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant’s movers damage the elevator or any other part of the Project, Tenant shall pay to Landlord the amount required to repair the damage.

Ex F - 4

27. Any requirements of the Tenant will be considered only upon written application to Landlord at Landlord’s address set forth in the Lease.

28. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord or its authorized agent.

29. Landlord reserves the right to exclude or expel from the Project any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Project.

30. Subject to the terms of the Lease, Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

31. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

32. Landlord reserves the right at any time to reasonably change or rescind any one or more of these rules and regulations or make such other and further reasonable, nondiscriminatory rules and regulations as in Landlord’s judgment may from time to time be necessary for the operation, management, safety, care and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Project on reasonable written notice to Tenant. Landlord shall not be responsible to Tenant or any other person for the non-observance or violation of the rules and regulations by any other tenant or other person, Tenant shall be deemed to have read these rules and have agreed to abide by them as a condition to its occupancy of the Premises. Notwithstanding anything to the contrary contained herein, Landlord agrees that the rules and regulations for the Project shall not be (i) modified or enforced in any way by Landlord so as to unreasonably and materially interfere with Tenant’s permitted use set forth in this Lease or Tenant’s access to the Premises or Project parking facility, or (ii) discriminatorily enforced against Tenant and not against other tenants of the Project.

33. Tenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

34. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Landlord, and the Lease provisions, the Lease provisions shall govern and control.

Ex F - 5

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

, 201
[Prospective Purchaser or Lender]

RE:      410-430 North Mary Avenue (the “Property”)

Ladies and Gentlemen:

It is our understanding that you are [in contract to purchase the subject premises] [considering providing a loan secured by the Property and/or our lease of a certain portion of the Property] and as a condition precedent thereof have required this certification of the undersigned.

The undersigned, as tenant (“Tenant”), under that certain Triple Net Space Lease (Multi- Tenant) (the “Lease”) dated                     , 201  , between North Mary Office LLC, a Delaware limited liability company, as landlord (“Landlord”), hereby ratifies said lease and certifies that:

1.	The Lease Commencement Date of said Lease is [ ] and the Rent Commencement Date is [ ]. All capitalized terms used but not defined herein shall have the meaning given such terms in the Lease.

2.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way other than , and neither party thereto is in default thereunder.

3.	The Lease (together with all amendments, if any, described above) represents the entire agreement between the parties as to the leasing of the Premises.

4.	The term of said Lease expires ( ) full calendar months after the Lease Commencement Date.

5.	The current Base Rent payable pursuant to the terms of the Lease is ($ ) per annum.

6.	No security has been deposited with Landlord except for .

Ex G - 1

7.	The most recent payment of current basic rental was for the payment due , and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date.

8.	($ ) of Rent has been paid by Tenant in advance under the Lease.

9.	The Lease provides for the Tenant to pay Tenant’s Share of any property operating expenses, including but not limited to insurance and real property taxes and assessments. As used in the Lease, Tenant’s Share means either: Tenant’s Project Share, which is percent ( %), or Tenant’s Building Share, which is percent ( %).

10.	All conditions and work under said Lease to be performed by the Landlord have been satisfied, except for .

11.	All required contributions by Landlord to Tenant on account of Tenant’s improvements have been received or paid by Landlord, except for . Tenant has accepted all tenant improvements and other work performed by Landlord, except for .

12.	On this date, to Tenant’s actual knowledge, there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said Lease by the Landlord.

13.	The Rentable Area (i) of the Premises is , of the Building is , and (iii) of the Project is .

14.	The Lease contains no first right of refusal, option to expand, option to terminate or exclusive business rights, except as follows: .

15.	The Lease contains no option to purchase or preferential right to purchase all or any part of the Premises or all or any part of the Building or Project, except as follows: .

16.	The undersigned is presently solvent and free from reorganization and/or bankruptcy.

17.	The operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes.

18.

[The undersigned acknowledges notice that Landlord’s interest under the Lease and the Rent and all other sums due thereunder will be assigned by Landlord as security for a loan made by you to Landlord. At Landlord’s request and direction in connection with

Ex G - 2

the delivery of this Estoppel Certificate, the undersigned acknowledges and agrees that in the event that you notify the undersigned of a default under such loan and demand that the undersigned pay its rent and all other sums due under the Lease to you, Tenant shall pay its rent and all such other sums to you, your assignee or agent, without anther notice from or authorization by Landlord.]

19.	The undersigned makes this statement for your benefit and protection with the understanding that you (and your assignee, if any) intend to rely upon this statement in connection with your [intended purchase of the Property from Landlord] [intended loan to Landlord].

Very truly yours,

[                                     ]

By:
Name:
Its:

Ex G - 3

EXHIBIT H

VISTO LEASE GUARANTY

In order to induce NORTH MARY OFFICE LLC, a Delaware limited liability company (“Landlord”) to enter into that certain Triple Net Space Lease dated as of May     , 2011, for certain office space (the “Premises”) on the second (2nd) and third (3rd) floors of the building located at 430 North Mary Avenue, Sunnyvale, California 94063 (the “Building”), with GOOD TECHNOLOGY, INC., a Delaware corporation (“Tenant”) (the “Lease”) and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned guarantor, VISTO CORPORATION, a Delaware corporation (“Guarantor”), hereby enters into this Continuing Guaranty of Lease (“Guaranty”) in favor and for the benefit of Landlord and hereby agrees as follows:

1. Guaranty. Guarantor absolutely, presently, continually, unconditionally and irrevocably guarantees the faithful and prompt performance by Tenant of each and every one of the terms, conditions, and covenants of the Lease to be kept and performed by Tenant, including, without limitation, the timely payment by Tenant of all Base Rent, Additional Rent and any other sums payable by Tenant under the Lease as and when the same become due (collectively, the “Guaranteed Obligations”).

2. Modification or Assignment of Lease. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released, or otherwise changed by agreement between Landlord and Tenant, and Guarantor does guaranty and promise to pay all of the Guaranteed Obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released, or changed, and that the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent of Guarantor, and that this Guaranty shall thereupon and thereafter guaranty the performance of the Guaranteed Obligations as so changed, modified, amended, compromised, released, altered or assigned.

3. No Release. This Guaranty shall not be released, modified, or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant or any other guarantor).

4. Continuing Liability; Termination. Guarantor’s liability under this Guaranty shall continue until the Lease Term under the Lease has expired and all Guaranteed Obligations due under the Lease have been paid in full in cash and all of the other Guaranteed Obligations to Landlord have been satisfied. If all or any portion of the Guaranteed Obligations under the Lease are paid by Tenant or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect with respect to such payment(s) or performance(s) if all or any part of such payment(s)or performance(s) is/are avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. Following termination

Ex H - 1

of this Guaranty in accordance with the terms of this paragraph and upon request by Guarantor to Landlord, Landlord shall return the original executed copy of this Guaranty to Guarantor marked as “cancelled”.

5. Representations and Warranties of Guarantor. Guarantor acknowledges and agrees that Guarantor now has and will continue to have full and complete access to any and all information that Guarantor needs or desires concerning the Lease, the value of any assets owned or to be acquired by Tenant, Tenant’s financial status and Tenant’s ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further acknowledges and agrees that Guarantor has reviewed and approved copies of the Lease (including all amendments, addenda, or other modifications thereto) and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of Guarantor’s obligations hereunder remain unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations.

6. Cure of Defaults. Guarantor hereby covenants and agrees with Landlord that if an event of default as described in Section 12.01 of the Lease shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other Guaranteed Obligations, Guarantor shall and will forthwith upon demand pay all sums and any arrears thereof owed to Landlord, with payment to Landlord in legal currency of the United States of America for the payment of public and private debts, and Guarantor shall further take all other actions necessary to cure such event of default and perform such obligations of Tenant.

7. Guaranty of Payment and Performance. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectability, and is not conditioned or contingent upon the pursuit by Landlord of any remedies against Tenant or any other person which Landlord now has or may hereafter have with respect thereto, at law, in equity or otherwise.

8. Waivers by Guarantor. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) other than any notice to Guarantor required under this Guaranty, all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification, or accrual of any of the obligations owed to Landlord under the Lease and enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any defense or right arising from the absence, impairment or loss of any right of reimbursement, contribution, or subrogation, or any other right of Guarantor against Landlord, (vi) any defense or right arising from the exercise by Tenant of any remedies against Landlord; and (vii) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of any guarantor or surety. Guarantor agrees that Landlord may enforce this Guaranty against Guarantor without the necessity of proceeding

Ex H - 2

against Tenant or any other person or entity, or the obligation to pursue any other remedy or to enforce any other right. Subject to the foregoing, Guarantor may assert the rights and defenses of prior payment (whether by offset, recoupment or otherwise) of the Guaranteed Obligations and the non-occurrence of an event of default by Tenant under the Lease if and to the extent Tenant could raise such rights and defenses and within the time period that Tenant could raise such defense (i.e., if Tenant under the Lease would no longer have the right to raise such defense, Guarantor would not have the right to raise such defense). Without limiting any other terms of this Guaranty, Guarantor hereby expressly waives any and all benefits under California Civil Code §§2809, 2810, 2819, 2821, 2845, 2848, 2849 and 2850 and the second sentence of California Civil Code Section 2822(a).

9. No Discharge of Guarantor. Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to Landlord thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor.

10. No Right of Subrogation. Guarantor agrees that any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

11. Bankruptcy. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant (collectively, “Tenant Insolvency Proceeding”), or any defense which Tenant may have by reason of order, decree, or decision of any court or administrative body resulting from any such case. Guarantor acknowledges and agrees that any payment which accrues with respect to the Guaranteed Obligations (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of the Guaranteed Obligations. In any Tenant Insolvency Proceeding, Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-inpossession, assignee for the benefit of creditors, or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord, to the extent of any payment which accrues with respect to the Guaranteed Obligations (including, without limitation, the payment of rent) that is due and owing but not paid by Tenant or Guarantor, Guarantor’s rights to receive in any Tenant Insolvency Proceeding any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

12. Notices. Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-

Ex H - 3

delivered, or sent by U.S. certified mail with return receipt requested, or sent by recognized overnight courier service, to (i) Landlord at the address set forth for notices under the Lease, and (ii) Guarantor at the following address:

Vigo Corporation

c/o Good Technology, Inc.

101 Redwood Shores Parkway, Suite 400

Redwood City, California 94065

Such notices shall be deemed to have been given upon delivery to (or refusal to accept delivery by) the intended recipient. By giving notice as provided above, any party may designate a different address for notices, statements, demands or other communications intended for it.

13. Authority; Representations and Warranties. Guarantor represents and warrants to Landlord as follows:

13.1 No consent of any other person or entity, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity, or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor.

13.2 To Guarantor’s knowledge, the execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which a Guarantor is a party or by which Guarantor or any of a Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

13.3 Except for the rights and defenses of prior payment of the Guaranteed Obligations and of the non-occurrence of an event of default by Tenant under the Lease (as and to the extent Guarantor may raise the same pursuant to Section 8), the liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

(a) any amendment, modification or extension of the Lease;

(b) any extension of time for performance, whether in whole or in part, given prior to or after default under the Lease;

Ex H - 4

(c) any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;

(d) any other guaranty now or hereafter executed by Guarantor or anyone else;

(e) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, of any provision, claim, cause of action, right or remedy which Landlord may, at any time, have under the Lease or with respect to any guaranty or any security which may be held by Landlord at any time for or under the Lease or with respect to Tenant;

(f) any act or thing or omission or delay to do any act or thing which (i) may in any manner or to any extent modify the risk of Guarantor, or (ii) would otherwise operate as a discharge of Guarantor as a matter of law;

(g) Landlord’s consent to any assignment or subletting or the assignment or successive assignments of the Lease by Tenant, or any subletting of the premises demised under the Lease by Tenant;

(h) the failure to give Guarantor any notice whatsoever, other than any notice that Landlord is required to give pursuant to this Guaranty; or

(i) any right, power or privilege that Landlord may now or hereafter have against any party or collateral.

14. Intentionally Omitted.

15. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

16. Definition of Landlord. The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, other than assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the demised premises or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in the demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

Ex H - 5

17. Definition of Tenant. The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee of the Lease and also any successor to the interests of said Tenant or assignee of the Lease or any part thereof, whether by assignment or otherwise.

18. Costs and Expenses. In the event of any dispute or litigation with regard to a default by Tenant under the Lease or a default by Guarantor under this Guaranty, or with regard to the enforcement or validity of the Lease or this Guaranty, the prevailing party shall be obligated to pay all actual and reasonable charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the other party in connection therewith, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment, including without limitation, any cost and expenses (including attorneys’ fees) incurred in connection with the enforcement or collection of any judgment against Tenant and/or Guarantor.

19. Governing Law: Waiver of Jury Trial.

19.1 This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

19.2 To the fullest extent permitted by law, including laws enacted after the date of this Guaranty, each of Guarantor and Landlord shall not seek a jury trial, and each of them hereby waives trial by jury, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with the Lease, this Guaranty, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise. Neither Landlord nor Guarantor will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions.

20. Severability. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof which terms and provisions shall remain binding and enforceable.

21. Counterparts. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and reattached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

22. No Waiver. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or

Ex H - 6

partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

23. Entire Agreement. This Guaranty shall constitute the entire agreement between Guarantor and Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized member, manager, officer, director, trustee or other representative of Landlord.

24. Cumulative Rights and Remedies. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

25. Financial Statements. Within ten (10) days after written request from Landlord from time to time during the term of this Guaranty, Guarantor shall provide Landlord with current financial statements setting forth its financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant or certified by Guarantor’s president, chief executive officer or chief financial officer. Landlord shall maintain in confidence all such financial information; provided, however, (i) Landlord shall have the right to disclose such information to its attorneys, accountants, mortgagees, prospective lenders, partners, prospective partners, investors, prospective investors, property managers and consultants and others with a business need to know, provided that Landlord shall inform all such persons of the confidential nature of such information and the requirements and limitations of this Section and shall use all reasonable efforts to cause such persons to retain such information in confidence, (ii) Landlord shall have the right to disclose such financial information to the extent required by applicable law or court order and to the extent the same is relevant in any dispute between Landlord and Tenant and/or Guarantor; and (iii) Landlord shall have the right to disclose such financial information to the extent the same is already publicly available information.

26. Jurisdiction and Venue.

26.1 Guarantor irrevocably submits to the jurisdiction of any state or federal court with jurisdiction sitting in the county in which the Building is located over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor hereby agrees that Landlord shall have the option, in its sole discretion, to lay the venue of any such suit, action or proceeding in the courts of the State of California or the United States of America for the Northern District of California, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

27. Capitalized Terms. Except as otherwise provided herein, all capitalized terms used herein shall have the same meanings given such terms in the Lease.

Ex H - 7

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above set forth and together with Tenant’s execution and delivery of the Lease.

VISTO CORPORATION, a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

Ex H - 8